AS  FILED  WITH  THE  SECURITIES  AND EXCHANGE COMMISSION ON MARCH 29, 2000

                                                    REGISTRATION  NO.  333-86771
     ___________________________________________________________________________


                      U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                              Washington,  D.C.  20549
                                 ____________________


                                Amendment  No  3  to

                                   FORM  SB-2
                 REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933
                                 _____________________

                            INTERNET  GOLF  ASSOCIATION,  INC.
                        (Name  of  small  business  issuer  in  its  charter)
                                 _____________________


      NEVADA                              713900               84-0605867
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                 _____________________

                           24921  Dana  Point  Harbor  Drive
                                    Suite  B-200
                            Dana  Point,  California  92629
                                   (949)  493-9546
                   (Address  and  telephone  number  of  Registrant's  principal executive  offices  and  principal  place  of  business)
                                 _____________________

                                    Vincent  Castagnola
                             24921  Dana  Point  Harbor  Drive
                                      Suite  B-200
                              Dana  Point,  California  92629
                                    (949)  493-9546
                  (Name, address and  telephone  number  of  agent  for service)
                                 _____________________

                                       COPIES  TO:

                                M.  Richard  Cutler,  Esq.
                                   Cutler  Law  Group
                            610  Newport  Center  Drive,  Suite  800
                                 Newport  Beach,  CA  92660
                                  ____________________

     Approximate  Date  of  Proposed  Sale  to  the  Public.
     As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]





                                       CALCULATION  OF  REGISTRATION  FEE


                                              AMOUNT       PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES            BEING        OFFERING PRICE     AGGREGATE          REGISTRATION
 TO BE REGISTERED                             REGISTERED   PER SHARE (1)      OFFERING PRICE     FEE
--------------------------------------------  -----------  -----------------  -----------------  -------------

Common Stock offered for sale                   3,000,000  $            1.00    $     3,000,000  $      834.00
--------------------------------------------  -----------  -----------------  -----------------  -------------

Common Stock issuable upon conversion of          526,500  $            0.63(2) $       333,450  $       92.69
Convertible Note
--------------------------------------------

Common Stock issuable as coupon payments           84,210  $            0.63(2) $        53,334  $       14.83
 for Convertible Note(3)
--------------------------------------------

Common Stock issuable upon exercise of            375,000  $            1.83    $       687,500  $      191.13
 Warrants issued to Triton Value Equity Fund
--------------------------------------------

Common Stock issuable upon exercise of          1,800,000  $            1.50    $     2,700,000  $      750.60
 Warrants issued to Bridgewater Capital
--------------------------------------------

Common Stock of certain selling shareholders      841,290  $          1.6875    $     1,419,677  $      116.68
--------------------------------------------  -----------  -----------------  -----------------  -------------

       Total Registration Fee                                                                    $    1,999.93
--------------------------------------------                                                     -------------




1. All numbers reflect a two share dividend on the Company's common stock effective September 27, 1999, which resulted in a total of three shares held in place of one share as of such date. The filing fee was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average bid and ask prices for the referenced common stock on the Nasdaq Over-the-counter Bulletin Board on September 7, 1999 after reflecting the stock dividend.
2. The Convertible Note is convertible at a percentage of the price for the Company's common stock on the Nasdaq Over-the-counter Bulletin Board on the lowest 3 days in the 20 trading days prior to the date of conversion. The Price reflects conversion in the event that Company's common stock drops to a price of $0.67 at the lowest percentage conversion. See "Description of Securities."
3. Reflects potential payment of the 8% interest on the Convertible Note for a period of 24 months from issuance. The pricing is calculated as set forth in footnote 2 hereof.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            INTERNET  GOLF  ASSOCIATION,  INC.

                                Cross-Reference  Sheet

 FORM SB-2 ITEM NUMBER AND HEADING             CAPTION OR LOCATION IN PROSPECTUS
---------------------------------              ---------------------------------

1. Front  of  the  Registration  Statement
   and  Outside  Front  Cover  of
   Prospectus  . . . . . . . . . . . . . .      Outside  Front  Cover  Page
2. Inside  Front  and  Outside  Back  Cover
   Pages  of  Prospectus . . . . . . . . .      Inside  Front  and  Outside Back
                                                Cover Pages
3. Summary Information and Risk Factors. .      Prospectus Summary; Risk Factors

4. Use of Proceeds . . . . . . . . . . . .      Use  of  Proceeds

5. Determination of Offering  Price . . .       Not  Applicable

6. Dilution . . . . . . . . . . . . . . .       Dilution

7. Selling Security Holders . . . . . . .       Selling  Stockholders

8. Plan of Distribution . . . . . . . . .       Plan  of  Distribution

9. Legal  Proceedings . . . . . . . . . .       Not  applicable

10. Directors, Executive Officers,
    Promoters and Control Persons . . . .       Management - Directors and
                                                Executive Officers

11. Security Ownership of Certain
    Beneficial Owners and Management . .        Principal  Stockholders

12. Description of Securities . . . . .         Description  of  Securities

13. Interest of Named Experts and
    Counsel . . . . . . . . . . . . . .          Legal  Matters;  Experts

14. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities . . . . . . . . . .         Management- Indemnification of
                                                Directors and Officers

15. Organization Within Last Five Years.        Certain Transactions

16. Description of Business . . . . . .         Business

17. Management's  Discussion and Analysis
    or Plan of Operation . . . . . . . .         Management's Discussion
                                                 and  Analysis of Financial
                                                 Condition and Results of
                                                 Operations

18. Description of Property . . . . . .          Business - Facilities

19. Certain Relationships and Related
    Transactions . . . . . . . . . . .           Certain  Transactions

20. Market for Common Equity and
    Related Stockholder  Matters . . .           Outside Front Cover Page;
                                                 Dividend Policy; Description
                                                 of Securities; Price Range of
                                                 Securities

21. Executive Compensation . . . . . .           Executive  Compensation

22. Financial  Statements . . . . . .            Financial  Statements

23. Changes in and Disagreements  with
    Accountants  on  Accounting  and
    Financial  Disclosure . . . . . .            Not  applicable

PROSPECTUS           Up  to  6,627,000  shares  of  common  stock

----------

                            INTERNET  GOLF  ASSOCIATION,  INC.


                         [Internet  Golf  Association  Logo]



     Internet Golf Association is registering 3,000,000 shares for sale to investors by Internet Golf at a price of $1.00 per share. We will only receive the proceeds from this offering if a minimum of 600,000 shares are sold. Until we reach that minimum offering, investors' proceeds will be placed in an interest-bearing trust account. If we do not reach the minimum by July 31, 2000, investors' funds will be returned with interest. This offering will terminate when all 3,000,000 shares are sold or on October 31, 2000.



     Internet Golf Association is also registering up to 3,627,000 shares for sale by:

* Triton Private Equities Fund, L.P., an investor in Internet Golf Association, that purchased a Series 1999-A eight percent convertible note and warrants (up to 985,710 shares);
* Bridgewater Capital Corporation, Internet Golf's Consulting Firm (750,000 shares as well as 1,800,000 shares underlying warrants issued to such firm);
*  Cutler  Law  Group,  Internet  Golf's  Legal  Counsel  (91,290  shares).


INVESTING IN THE COMMON STOCK INVOLVES RISKS. INTERNET GOLF IS IN UNSOUND FINANCIAL CONDITION AND YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     Other than shares sold for the benefit of Internet Golf, all of the common stock registered by this prospectus will be sold by the selling shareholders on their own behalf at the prevailing market price when they are sold. On March 27, 2000, the last reported sale price for the common stock on the "pink sheets" was $.875 per share.

                      THE  DATE  OF  THIS  PROSPECTUS  IS  MARCH  28,  2000

                                     PROSPECTUS  SUMMARY

                                 INTERNET  GOLF  ASSOCIATION

     We  organize  and  conduct  interactive  golf  tournaments on the internet.
Through  our  web  site,  located  at  www.IGALinks.com,  persons  interested in
                                       ----------------
participating can become a member of the internet Golf Association, also called the IGA. Once a member, participants can enroll in one or more of our virtual golf tournaments and, if their score is good enough relative to other members playing in the same tournament, potentially win cash prizes provided through membership fees, entrance fees or corporate sponsors.

     Our offices are located at 24921 Dana Point Harbor Drive, Suite B-200, Dana Point, California 92629. Our telephone number is (949) 493-9546. You can learn more about our Company through our web site at www.IGALinks.com.
                                                        -----------------

                                       THE  OFFERING

SECURITIES  OFFERED:

 Shares  offered  by
 Internet  Golf . . . . .    We  are  registering to sell to new investors up to
                             3,000,000 shares of common stock. We will sell these shares to new investors at $1.00 per share.


 Shares  Offered  by
 Selling  Shareholders . . . We are registering shares for sale by selling shareholders,  including:
                            *Up to 526,500 shares of common stock which Triton
                             Private Equities Fund, LPcan obtain by converting a $333,333 principal amount Series 1999-A eight percent convertible note into common stock.
                            *Up to 84,210 shares of common stock which we may
                             use to pay the 8% interest payments on the Triton note.
                            *375,000  shares  of  common  stock  which  Triton
                             may obtain by exercise of warrants.
                            *750,000 shares  issued  to Bridgewater Capital
                             Corporation, our consulting firm, and up to 1,800,000 shares of common stock Bridgewater Capital Corporation may obtain by exercise of warrants.
                            *91,290  shares  of  common  stock  for our legal
                             counsel, Cutler Law Group.

MINIMUM OFFERING . . . . .   We will only receive proceeds of this offering in
                             the  event  a  minimum  of $600,000 is raised.
                             Prior to receipt of that minimum amount, investors funds will be placed in an interest-bearing trust account. If we are unable to reach this minimum by July 31, 2000, investors' funds will be returned with interest.

                              RISK  FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock.

RISKS  RELATED  TO  OUR  ONLINE  GOLF  TOURNAMENT  BUSINESS


     WE ARE PRESENTLY IN UNSOUND FINANCIAL CONDITION WHICH MAKES INVESTMENT IN OUR SECURITIES HIGHLY RISKY. Our financial statements include an auditor's report containing a modification regarding an uncertainty about our ability to continue as a going concern. Our financial statements also include an accumulated deficit of $1,298,834 as of December 31, 1999 and other indications of weakness in our present financial position. Internet Golf intends to fund operations through additional debt and equity financing arrangements which management believes will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through December 31, 2000. There is no assurance that Internet Golf will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to Internet Golf. We are consequently deemed by state securities regulators to presently be in unsound financial condition. No person should invest in this offering unless they can afford to lose their entire investment.


     YOU  MAY  BE  UNABLE  TO  EFFECTIVELY EVALUATE INTERNET GOLF FOR INVESTMENT
PURPOSES BECAUSE OUR INTERNET GOLF TOURNAMENT BUSINESS HAS EXISTED FOR ONLY A SHORT PERIOD OF TIME. Our executive officers commenced our major line of business -- the Internet Golf Association online golf tour -- in the first quarter of 1999. To date, we have only held two tournaments designed to determine the viability of our concept and to test our software. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. In addition, you must consider our prospects in light of the risks and uncertainties encountered by companies in an early stage of development in new and rapidly evolving markets.

     YOUR INVESTMENT MAY NOT INCREASE IN VALUE UNLESS WE ARE ABLE TO BECOME PROFITABLE. We have incurred losses in our business operation since inception on February 4, 1999. We expect to continue to lose money for the foreseeable future, and we cannot be certain when we will become profitable, if at all. Failure to achieve and maintain profitability may adversely affect the market price of our common stock.

     OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO KEEP OUR KEY PERSONNEL AND IF WE ARE UNABLE TO HIRE AND RETAIN NEW SKILLED PERSONNEL. Our future success depends in large part on the skills, experience and efforts of our key marketing and management personnel. The loss of the continued services of any of these individuals could have a material adverse effect on our business. In particular, we rely upon the experience and historical success of Vincent Castagnola, our President. We do not have key man insurance for any of our officers or key personnel.

     OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY. Our success depends to a significant degree upon the protection of our proprietary technology, in particular our software and programming integration of the Access Links LS software with our online golf tournaments and our proprietary golf game software and portal. The unauthorized reproduction or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without paying us for it. Since we are in competition for this business, losing our technology could harm our business. Although we have taken steps to protect our proprietary technology, they may be inadequate. We do not know whether we will be able to defend our proprietary rights because the validity, enforceability and scope of protection of proprietary rights in internet-related industries are uncertain and still evolving. Moreover, the laws of some foreign countries are uncertain and may not protect intellectual property rights to the same extent as the laws of the United States. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk.

     IF WE LOSE OUR ABILITY TO USE THE LINKS LS GOLF GAME, OUR BUSINESS COULD BE SERIOUSLY DAMAGED. We have a license from Access Software both to use their software in our online golf tournaments, and also to re-engineer the software for use in our online internet tournament format. Access Software was recently acquired by Microsoft Corporation. While we believe our license agreements are enforceable, we cannot be sure that Microsoft and/or Access will honor their agreements or that they will not terminate our license in the future. If we lose our ability to use the Links LS golf game, our business would be seriously damaged.

     WE DON'T KNOW IF WE WILL BE ABLE TO RAISE SUFFICIENT CAPITAL AND CONSEQUENTLY MAY BE UNABLE TO MEET THE CAPITAL REQUIREMENTS NECESSARY TO STAY IN BUSINESS. To date we have financed our operations through private placements from investors with total gross proceeds of $616,250, as well as a convertible note from an unaffiliated investor of $200,000 and a loan from another unaffiliated investor of $187,500. If our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to promote our products and services, engage in and exploit potential business opportunities and otherwise maintain our competitive position. Our existing capital resources are sufficient through March 31, 2000. We intend to raise capital by selling the shares in this offering. If we are able to raise the minimum in this offering, those proceeds should be sufficient to sustain our proposed business for twelve months. If we raise something less than the maximum, we would be required to cut back our operations but could operate our business on a reduced scale. Since we intend to grow our business rapidly, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, our business may be seriously harmed or even terminated.

     OUR SELLING SHAREHOLDERS COULD HURT OUR STOCK PRICE. Although we are discussing voluntary limitations on the sale of their shares in this offering, the selling shareholders in this offering are able to sell shares while we are attempting to sell shares on behalf of Internet Golf. Consequently, these sales may result in a decline of the market price for our shares. It is possible that shares may be sold at a lower price by the selling shareholders than we can sell in this offering in private negotiated transactions, on the over-the-counter bulletin board, if reinstated, or in other markets.


     IF OUR ONLINE SERVER BECAME UNAVAILABLE, WE COULD LOSE CUSTOMERS. We could lose existing or potential customers for our internet online golf tournament and golf pro shop business if they do not have ready access to our online server, or if our online server and computer systems do not perform reliably and to our customers' satisfaction. Network interruptions or other computer system shortcomings, such as inadequate capacity, could reduce customer satisfaction with our services or prevent customers from accessing our services and seriously damage our reputation. As the number of individual users increases, we will need to expand and upgrade the technology underlying our online games and other services. We may be unable to predict accurately changes in the volume of traffic and therefore may be unable to expand and upgrade our systems and infrastructure in time to avoid system interruptions. All of our computer and communications equipment is located in Anaheim California and in Dana Point, California. This equipment is vulnerable to interruption or damage from fire, flood, power loss, telecommunications failure and earthquake. Some of the components of our computer and communication systems do not have immediate automatic backup equipment. The failure of any of these components could result in down time for our server and could seriously harm our business. Our property damage and business interruption insurance may not protect us from any loss that we may suffer. Our computer and communications systems are also vulnerable to computer viruses, physical or electronic break-in and other disruptions. These problems could lead to interruptions, delays, loss of data or the ineffective operation of our server. Any of these outcomes could seriously harm our business.

     WE COULD LOSE REVENUE AND INCUR SIGNIFICANT COSTS IF OUR SYSTEMS OR MATERIAL THIRD-PARTY SYSTEMS ARE NOT YEAR 2000 COMPLIANT. Many currently installed computer systems and software products accept only two digits to identify the year in any date. Thus, the year 2000 will appear as "00," which a system or software might consider to be the year 1900 rather than the year 2000. This error could result in system failures, delays or miscalculations that disrupt our operations. The failure of our internal systems, or any material third-party systems, to be year 2000 compliant could result in significant liabilities and could seriously harm our business. We have conducted a review of our business systems, including our computer systems. We have taken steps to remedy potential problems, but have not yet developed a comprehensive year 2000 contingency plan. Although December 31, 1999 has passed and we did not experience problems, there can be no assurance that we will identify all year 2000 problems in our computer systems before they occur or that we will be able to remedy any problems that are discovered. We have also queried many of our customers, vendors and resellers as to their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information as the year 2000 approaches and is reached. We have received responses from several of these parties, but there can be no assurance that we will identify all such year 2000 problems in the computer systems of our customers, vendors or resellers before they occur or that we will be able to remedy any problems thatare discovered. Our efforts to identify and address year 2000 problems, and the expenses we may incur as a result of such problems, could have a material adverse effect on our business, financial condition and results of operations. In addition, the revenue stream and financial stability of existing customers may be adversely impacted by year 2000 problems, which could cause fluctuations in our revenue. If we fail to identify and remedy year 2000 problems, we could also be at a competitive disadvantage relative to companies that have corrected such problems. Any of these outcomes could have significant adverse effects on our business, financial condition and results of operations.

     WE MAY NOT HAVE SUFFICIENT INTEREST IN OUR ONLINE GOLF GAME TO MAKE MONEY SINCE THE MARKET FOR OUR ONLINE GOLF GAME CANNOT BE DETERMINED BEFORE WE TRY TO ADVERTISE AND OTHERWISE MARKET THE GAME. If the market for online golf tournament and our online golf pro shop and other services does not grow at a significant rate, our business, operating results and financial condition will be harmed. Use of the internet to compete in tournament golf games is a new concept. Future demand for recently introduced technologies is highly uncertain, and we can therefore not be sure that our online golf business will grow as we expect.

     OUR BUSINESS COULD BE ADVERSELY AFFECTED BY COMPETITION FOR ONLINE GOLF PRODUCTS. There are numerous internet web sites which offer interactive golf games online. Some of these web sites offer golf games using the same Links LS software from Access Software that we use. To our knowledge, however, no other competitor is focusing solely on creating a full-scale online golf tour and supplemental online golf community that emulates the feelings and emotions associated with the PGA Tour, and where players can actually play for substantial cash purses. We have identified two internet web sites which we consider to be our closest competition: Mplayer.com and Golfcom.com. The level of competition is likely to increase as current competitors increase the sophistication and scope of their web sites and as new participants enter the marketplace. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Certain of our competitors may be able to enter into such strategic or commercial relationships on more favorable terms. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition may result in reduced operating margins and loss of market share.

     SEASONAL FACTORS MAY ADVERSELY AFFECT OUR OPERATING RESULTS. Because the actual game of golf is played primarily in warm weather, it is possible that interest in our online game will be stronger during the golf "season," particularly during golf's major tournaments. We have not been in operation long enough to know the extent of this seasonal impact. It is possible that seasonality of our business may cause our revenue and operating results to fluctuate, and we may not be able to generate sufficient revenue in certain quarters to offset expenses.

RISKS  RELATED  TO  THE  INTERNET  INDUSTRY.

     THE INTERNET MAY NOT REMAIN A VIABLE COMMERCIAL MARKET WHICH WOULD MAKE REVENUES FROM OUR PRO SHOP AND OTHER E-COMMERCE COMPONENTS LESS LIKELY TO DEVELOP. Our ability to generate revenues is substantially dependent upon continued growth in the use of the internet and the infrastructure for providing internet access and carrying internet traffic. We don't know if the necessary infrastructure or complementary products will be developed or that the internet will prove to be a viable commercial marketplace. To the extent that the internet continues to experience significant growth in the level of use and the number of users, we cannot be sure that the infrastructure of the internet will continue to be able to support the demands placed upon it by such potential growth. In addition, delays in the development or adoption of new standards or protocols required to handle levels of internet activity, or increased governmental regulation may restrict the growth of the internet. If the necessary infrastructure or complementary products and services are not developed or if the internet does not become a viable commercial marketplace, our business, operating results and financial condition would be harmed.

     OUR BUSINESS MAY BE HARMED BY THE SECURITY RISKS RELATED TO INTERNET COMMERCE. A significant barrier to online shopping, and to submission of personal data required to enter our tournaments, is the secure transmission of confidential information over public networks. Internet companies rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by companies to protect consumer's transaction data. If any such compromise of this security were to occur, it could have a material adverse effect on our potential clients, business, prospects, financial condition and results of operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the internet and the privacy of users may also hinder the growth of online services generally. To the extent that our activities or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, or personal data information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. We cannot be sure that our security measures will not prevent security breaches or that failure to prevent such security breaches will not harm our business.

     FORWARD LOOKING STATEMENTS. Except for historical information, the discussion in this registration statement contains some forward-looking statements that involve risks and uncertainties. These statements may refer to Internet Golf's future plans, objectives, expectations and intentions. These statements may be identified by the use of the words such as "expect," "anticipate," "believe," "intend," "plan" and similar expressions. Internet Golf's actual results could differ materially from those anticipated in such forward-looking statements.

                        PRICE  RANGE  OF  SECURITIES

     The following table sets forth the high and low prices for shares of our common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. At the date of this prospectus, our stock is not publicly traded on the over-the-counter bulletin board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Prior to May 18, 1999, our common stock was listed under the symbol "CHMV", although there were no prices posted and no trading of our common stock during the previous two years. Effective on May 18, 1999, the trading symbol for Internet Golf's common stock changed to IGAT. Quotations and pricing for our stock may now be found on the "pink sheets."

     On October 8, 1999 our stock was removed from trading on the over-the-counter bulletin board because we were not in compliance with NASD's requirement that we be fully publicly reporting. This registration statement is intended to get us compliant with those requirements. Upon effectiveness of the registration statement for this offering, we will seek reinstatement of trading on the over-the-counter bulletin board. We cannot be sure that trading will be reestablished.



                                          BID PRICES
YEAR    PERIOD                            HIGH  LOW
                                          ----  -----


2000    First Quarter                      2.25   .25


1999    First Quarter                       N/A   N/A
        Second Quarter (from May 28)       1.88  1.21
        Third Quarter                      1.92  1.25
        Fourth Quarter (through Dec. 8)    1.25  1.25

1998    First Quarter                       N/A   N/A
        Second Quarter                      N/A   N/A
        Third Quarter                       N/A   N/A
        Fourth Quarter                      N/A   N/A

     The number of beneficial holders of record of the common stock of the company as of the close of business on November 30, 1999 was approximately 797. Many of the shares of Internet Golf's common stock are held in "street name" and consequently reflect numerous additional beneficial owners.

                              DIVIDEND  POLICY

     We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain future earnings, if any, to fund the development and growth of our business.

                                   DILUTION

     The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in shares we are offering to the public in this offering. Internet Golf has already realized the dilution from the shares registered for selling securityholders. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. The dilution calculations we have set forth in this section reflect an offering price of $1.00 per share.


     As of December 31, 1999, Internet Golf had a net tangible book deficit of ($309,063) or ($.01) per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the minimum offering of 600,000 shares, the net tangible book value at that date would have been $170,937 or $.01 per share. If we are able to sell all of the 3,000,000 shares in the maximum offering, the net tangible book value at that date would have been $2,330,937 or $0.07 per share. This represents an immediate increase in net tangible book value of $0.08 per share to existing stockholders and an immediate dilution of $0.93 per share to new investors.


     The  following  table  illustrates  such  per  share  dilution:

     Proposed  public  offering  price  (per  share). . . . . . .   $1.00
     Net  tangible  book  value  per  share  at
        December  31,  1999 . . . . . . . . . . . .    ($.01)
Increase  in  net  tangible  book  value  per
   share  attributable  to  the  proceeds
        of  the  minimum  offering . . . . . . . .     $0.02
                                                       -----
Additional  Increase  in  net  tangible  book
   value  per  share  attributable  to
   the  proceeds  of  the
   Maximum  offering  . . . . . . . . . . . . .        $0.06
                              -----
     Pro  forma  net  tangible  book  value  per  share  after
   the  offering . . . . . . . . . . . . . . . . . . .              $0.07
                                                                    -----

     Dilution  to  new  investors . . . . . .          $0.93
                                                       ======

     The following table sets forth on a pro forma basis at December 31, 1999, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from Internet Golf, the total consideration paid to Internet Golf and the average price paid per share (assuming a proposed public offering price of $1.00 per share).





               SHARES PURCHASED                       TOTAL CONSIDERATION             AVERAGE
                                                                                      PRICE PER
                                                                                      SHARE
                                             PERCENT
                                            ---------
Stockholders         31,394,250                 91.3%             $ 616,250  17.0%      $0.02
                                                                                        =====
New investors         3,000,000                  8.7%             3,000,000  83.0%      $1.00
                    -----------                ------             ---------- -----      =====

   Total             34,394,250                  100%            $3,616,250   100%
                    ===========                ======           ============  =====

                             USE  OF  PROCEEDS

     Internet Golf does not realize any proceeds from the sale of the shares by the selling securityholders. Internet Golf has already received and is utilizing the proceeds received from those shares sold in private placements in its business and marketing.

     If Triton Private Equities Fund L.P. were to convert its convertible note today and sell the approximately 258,900 shares of common stock resulting thereby at a recent market price ($1.25 per share), they would obtain approximately $323,625 in proceeds. If Bridgewater Capital Corporation were able to sell their 750,000 shares currently owned on the open market at that recent price, they would obtain approximately $937,500 for that sale. If MRC Legal Services Corporation and its employees were able to sell all 91,290 shares held by them at that price, they would obtain approximately $114,112 for those sales. Since our trading market is presently on the "pink sheets" and since our market may be volatile, those amounts could substantially increase or decrease, or may not be available at all for those selling shareholders.

     The net proceeds to Internet Golf (assuming an offering price of $1.00 per Share, potential sales commission of up to 10% of the gross proceeds, and estimated legal, accounting and other miscellaneous expenses of $60,000) from the sale of the shares which we intend to offer to new investors would be a minimum of $480,000 and a maximum of $2,640,000. If we are able to reach the minimum number of shares sold, we would be able to meet our cash requirements for a period of 12 months.

     These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for advertising, our operations and working capital, but if we are able to sell a minmum of 1,000,000 shares for $1,000,000 in gross proceeds, we will also use a portion of those proceeds to increase some executive salaries. Our marketing plans anticipate the use of a combination of print, television, radio and sponsorship of golf related events. We intend to use the proceeds in the following irdre if priority:




                                 Minimum offering                   Maximum offering
                                --------------------               -------------------

Description of Use               Amount    Percent                  Amount      Percent
--------------------            --------  --------                  ----------  --------

Marketing                        $410,000     85.4%                 $2,010,000     76.1%
Web development                  $ 70,000     14.6%                    160,000      6.1%
Increased salaries                   -          -                      240,000      9.1%
Legal, accounting, consulting        -          -                      108,000      4.1%
Working capital                      -          -                      122,000      4.6%
                                  --------  --------                  ----------  --------
TOTAL                            $480,000      100%                 $2,640,000      100%
                                 ========   ========                 ==========  ========


     Our allocation of proceeds represents our best estimate based upon expected sale of shares, the requirements of our business and our ongoing business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds within or to different categories. If we are able to sell the maximum shares, we believe that the funds generated by this offering, together with current resources and expected revenues, would be sufficient to fund our cash requirements, working capital and other capital requirements for twelve months. The portion of the any net proceeds not immediately required will be invested in U.S. government securities, certificates of deposit or similar short-term interest bearing instruments.

     In the event both Triton Private Equities Fund, L.P. and Bridgewater Capital Corporation were to exercise the warrants held by them, we would receive a total of $3,386,250 in additional gross proceeds from the exercise price. If we receive those proceeds, we intend to use them for marketing our web site.

                     MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
                FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS

     The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and Internet Golf's actual results could differ materially from those forward-looking statements. The following discussion regarding the financial statements of Internet Golf should be read in conjunction with the financial statements and notes thereto.

OVERVIEW

     Internet Golf organizes and conducts interactive golf tournaments on the internet. Through our web site, which became operational in May 1999 and which is located at www.IGALinks.com, persons interested in participating can become a
              -----------------
member of the Internet Golf Association, also called the IGA. Once a member, participants can enroll in one or more virtual golf tournaments and, if their score is good enough relative to other members playing in the same tournament, potentially win cash prizes. To date we have held two test tournaments on our web site.

     On February 4, 1999, our founders formed Internet Golf Association, Inc. in the State of Nevada for the purpose of organizing and hosting internet based, interactive golf tournaments. On May 7, 1999, Internet Golf Association, Inc. was acquired by another Nevada corporation named Champion Ventures, Inc. Champion had previously been in several different industries, most recently mining, but had no significant operations for the three years prior to their acquisition of us. Immediately following the transaction, our founders owned a majority of the outstanding stock of Champion, and thus had control of Champion. For accounting purposes we recorded the transaction as a reverse acquisition whereby Internet Golf Association, Inc. was treated as having acquired Champion. Following the transaction, Champion changed its name to Internet Golf Association, Inc., and the former Internet Golf Association, which is now a wholly-owned subsidiary of Champion, changed its name to IGAT, Inc.

     The material steps in the organization and development of our business during the next twelve months (assuming receipt of adequate funding) include the following:

*    Complete  the  functionality  of  our  web  site;
* Form new strategic alliances in the golf industry to enhance our golf portal and improve our name recognition in the golf industry;
*    Develop  and  subsequently  increase  our  advertising  revenues;  and
*    Increase  IGA  memberships.

     These steps involve substantial risk to our business, including those we set out in our "Risk Factors" section. The biggest risks to our Company's success involve the potential inability to generate sufficient members for our site which would make generation of advertising revenues difficult or impossible.

RESULTS  OF  OPERATIONS

     Internet Golf has been in its development stage since its inception on February 4, 1999. As a result, there are no corresponding results for the period ended December 31, 1998 for comparison purposes. Through December 31, 1999, Internet Golf has generated $42,000 in gross revenues with gross profit of $8,691.

     Operating expenses and costs for the period ended December 31, 1999 were $1,303,525 and consisted primarily of advertising and related costs, payroll and general and administrative expenses. The net loss for the period ended December 31, 1999 was $1,298,834.

FINANCIAL  CONDITION


     Our financial statements include an auditor's report containing a modification regarding an uncertainty about our ability to continue as a going concern. Our financial statements also include an accumulated deficit of $1,298,834 as of December 31, 1999 and other indications of weakness in our present financial position. We are consequently deemed by state securities regulators to presently be in unsound financial condition. No person should invest in this offering unless they can afford to lose their entire investment. (See Liquidity and Capital Resources section below for management's plan for future financing requirements).


     As of December 31, 1999, Internet Golf had assets of $57,764, consisting primarily of cash of $3,775, inventories of $22,705, and property, plant and equipment of $30,632.

     Liabilities consist of accounts payable and accrued expenses of $237,660 and a long term convertible note (net of unamortized debt discount) of $129,167. We anticipate that the holder of the convertible note will convert it to common stock upon effectiveness of this offering.

     Stockholders' deficit consists of common stock of $31,395 (31,394,250 shares at $0.001 par value), and additional paid-in capital of $958,376, offset by an accumulated deficit from the current period loss of $1,298,834.

LIQUIDITY  AND  CAPITAL  RESOURCES

     To date Internet Golf has financed its operations through the sale of securities in private placements to investors, which to date have totaled $616,250 in gross proceeds to Internet Golf, as well as a convertible note of $200,000 from an unaffiliated investor and a note from another unaffiliated investor for $187,500.

     Internet  Golf  had  cash  of  $3,775  as  of  December  31,  1999.

     For the period ended December 31, 1999, Internet Golf used cash of $781,590 for operations, used cash of $170,248 for investing activities, (primarily for cash paid for a transaction cost of $125,000 and property plant and equipment purchases of $35,248), and was provided cash of $695,613 from financing activities (from the proceeds of stock sold of $616,250, net of related costs of $120,637, a proceeds from a convertible note of $200,000).

     Internet Golf presently has no outstanding commitments for material capital expenditures.

     In September 1999 we issued a Series 1999-A eight percent convertible note in the face amount of $333,333 to Triton Private Equities Fund, LP, an unaffiliated investor. We sold the $333,333 face amount note to Triton Private Equities Fund for $200,000 in gross proceeds to Internet Golf. The note can be converted after 120 days from issuance (on or after December 20, 1999) at a percentage of the lowest three days closing bid prices of our common stock in the prior 20 trading days. If the note were converted today, Triton Private Equities Fund could obtain approximately 258,900 shares of common stock. From day 120 to day 150, the percentage is 103%; from day 151 to day 180, the percentage is 100%; from day 181 to day 210, the percentage is 97% and from day 211 forward, the percentage is 95%. In addition to the note, Triton Private Equities Fund received a warrant to purchase 375,000 shares of our common stock at an exercise price of $1.83. We believe the terms of the note and warrants from Triton were as favorable to us as those generally available from unaffiliated third parties.

     On January 12, 2000, we entered into a promissory note with Alster Finance, an unrelated entity. Alster invested $187,500 in Internet Golf in the note.
The note is unsecured, and is payable in one payment together with accrued interest at 8% per annum on or before March 1, 2000. The due date for the note was extended to June 1, 2000 by Alster.


     At our current level of cash expenditures, our cash needs can be met from existing resources (assuming no substantial cash inflow from operations) through March 31, 2000. If we are successful in selling the minimum amount of stock in this offering, our cash needs would be met for a period through December 31, 2000. If we are successful in selling the maximum amount of stock in this offering, our cash needs would be met for a period of at least 18 months. If we are unable to sell the stock in this offering, we would be required to seek alternative financing to remain in business. That financing could include debt or equity offerings similar to what we have done in the past (see above). If equity, that financing could be substantially dilutive to our shareholders; if debt, it could be on terms which may be extremely expensive to Internet Golf. We have not made any arrangements for any such financings other than this offering. There is no assurance that Internet Golf will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtained on terms satisfactory to Internet Golf.

YEAR  2000  DISCLOSURE

     Internet Golf has completed a review of its computer systems to identify all software applications and hardware that could be affected by the inability of many existing computer systems to process time-sensitive data accurately beyond the year 1999, referred to as the Year 2000 or Y2K issue. Internet Golf is dependent on third-party computer systems and applications, particularly with respect to such critical tasks as the operation of its web site. Internet Golf also relies on its own computer systems. As a result of its review, Internet Golf has discovered no problems with its computer systems relating to the Y2K issue. Although Internet Golf believes that its computer systems are Y2K compliant, Internet Golf is continuing to monitor its computer systems in a continual effort to insure that its systems are Y2K compliant. Internet Golf has not obtained written assurances from its major suppliers and the developers of its web site indicating that they have completed a review of their respective computer systems and that such systems are Y2K compliant. Costs associated with Internet Golf's review were not material to its results of operations.

     While Internet Golf believes that its procedures have been designed to be successful, because of the complexity of the Y2K issue and the interdependence of organizations using computer systems, there can be no assurances that Internet Golf's efforts, or those of third parties with whom Internet Golf interacts, have fully resolved all possible Y2K issues. Failure to satisfactorily address the Y2K issue could have a material adverse effect on Internet Golf. The most likely worst case Y2K scenario which management has identified to date is that, due to unanticipated Y2K compliance problems, Internet Golf's web site may not function at all or not function as expected, and that Internet Golf may be unable to bill its customers, in full or in part, for services used. Should this occur, it would result in a material loss of some or all gross revenue to Internet Golf for an indeterminable amount of time, which could cause Internet Golf to cease operations. Internet Golf has not yet developed a contingency plan to address this worse case Y2K scenario, and does not intend to develop such a plan in the future.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK.

     Internet Golf is not exposed to material risk based on interest rate fluctuation, exchange rate fluctuation, or commodity price fluctuation.

MATERIAL  CONTRACTS

     Internet Golf is presently a party of the following contracts and agreements which may directly impact its financial operations and results:

     On April 28, 1999, we entered into a $25,000 consulting agreement with the Rhodes Group, an unaffiliated entity, that required us to pay $18,750 in cash and upon completion, the remaining amount of $6,250 is to be paid in cash or in common stock with a market value of $15,000 at 50% of the current market price. We elected to pay the remaining amount in stock. The Rhodes Group prepared a comprehensive business plan and executive summary for us.

     On April 29, 1999, we entered into a financial services agreement with Bridgewater Capital Corporation, our financial and management consulting firm. The agreement extends for six months with an additional automatic six-month renewal period unless terminated by either party. In exchange for various financial services, we agreed to provide the following consideration: monthly payments of $5,000; a common stock grant equal to 2.5 percent of our outstanding common shares as of the close of trading on the opening day (May 20, 1999), totaling 760,740 shares; warrants to purchase 1,800,000 shares of Internet Golf's common stock at $1.50 per share, exercisable through April 2004 and other fees for certain transactions as discussed in the agreement. Subsequent to year end, Bridgewater Capital Corporation waived any monthly payments otherwise due through December 31, 1999.

     On June 1, 1999, we entered into an agreement with Interwest Associates, an unaffiliated entity, that required us to issue 30,000 shares of our restricted common stock per month for the two-month term of the agreement for services rendered. These services related to financial public relations.

     We entered into a marketing agreement on July 1, 1999 with Instant Digital Printing, an unaffiliated entity. Pursuant to the agreement, we have agreed to issue 30,000 shares of our restricted common stock. The agreement expired on December 31, 1999. The services related to financial public relations.

     Effective July 1, 1999, we entered into a marketing agreement with Bulldog Drummond, an unaffiliated entity, for an initial period of 12 months. Unless terminated by either party upon 90 days prior written notice, this contract will automatically extend for two successive 12-month periods. Either party can terminate this agreement at any time upon 90 days prior written notice. We are committed to a $12,000 monthly payment as well as the issuance of 60,000 stock options for our restricted common stock at an exercise price equal to the fair market value at the date of grant. The options vest at 30,000 per year starting from the effective date of the agreement. The unvested options will be cancelled upon termination of the agreement by either party. Bulldog Drummond will undertake to provide advertising and advertising services for our key internet business.

     We entered into a marketing agreement with PMR & Associates, an unaffiliated entity, for an initial six-month term on August 3, 1999. Pursuant to the agreement, we agreed to issue 45,000 shares of our restricted common stock as a retainer and are required to pay 10% in cash of all monies raised under the terms of this agreement (a 30% premium charged if compensation is in stock). The services relate to financial public relations.

     We entered into a consulting agreement on September 10, 1999 with Innova Communications, an unaffiliated entity. Pursuant to the agreement, we agreed to issue 15,000 shares of our restricted common stock. We may be required to issue options to purchase additional shares of our restricted common stock if the agreement is extended. Subsequent to year-end, Internet Golf issued options to purchase 15,000 shares of our restricted common stock at $1.83 per share. The agreement, which is a month-to-month arrangement, also requires us to pay $2,000 per month beginning in October 1999. Innova provided drafts of press releases and other financial public relations services.

     We entered into a modified fee and stock purchase agreement on September 28, 1999 with Computer Concepts, an unaffiliated entity. Pursuant to the agreement, we agreed to issue 14,085 shares of our restricted common stock in exchange for a fee credit of $15,000. We also entered into a letter agreement with Computer Concepts on October 5, 1999, pursuant to which Computer Concepts has worked with us to develop and maintain our online pro shop, a search engine for our web site and an auction capability for our web site. Under that agreement, Computer Concepts will receive 20% of all auction, search engine and pro shop related revenues. The agreement called for payment of $25,000 to Computer Concepts, as well as $55,000 in our common stock and options to purchase 25,000 shares of our common stock at $2.00 per share. We paid cash instead of delivering the 14,085 shares of our common stock.

                         BUSINESS  OF  INTERNET  GOLF
OVERVIEW

     We  organize  and  conduct  interactive  golf  tournaments on the internet.
Through  our  web  site,  located  at  www.IGALinks.com,  persons  interested in
                                       ----------------
participating can become a member of the Internet Golf Association, also called the IGA. Once a member, participants can enroll in one or more of our virtual golf tournaments and, if their score is good enough relative to other members playing in the same tournament, potentially win cash prizes provided through membership fees, entrance fees or corporate sponsors.

     Our tournaments are patterned after the Professional Golf Association, or PGA, tour. Commencing in March 2000, we intend to host two tournaments per month, with major tournaments scheduled to coincide with the four major PGA tournaments (i.e., Masters, British Open, U.S. Open and PGA Championship). Our first test tournament, which was free to all participants, was held from August 7, 1999 through August 10, 1999. We held a second test tournament in September 1999. In the future, we intend to charge each participant an entry fee, which we expect to be between five and ten dollars. We have not signed up many members until we are able to roll out the advertising with the completed web site. We had ten players in each of the two test tournaments.

     Once entered into a tournament, each participant will play in one or more qualifying rounds of that tournament, where a certain number of players will be eliminated so that only the top participants will advance to the championship rounds. Eventually, the winners will be awarded cash prizes of varying amounts depending on the number of entrants. In order to attract serious competition, we intend to offer a minimum of $10,000 in total cash prizes for each tournament. Throughout each tournament, our web site will have a leader board where all participants can compare their scores with other competitors and view their relative position in that tournament.

     Participants in our tournaments will play using Links LS, a golf-simulation game created by Access Software. We have been given a license by Access Software to use their game for our tournaments. That license provides that we may use the Links Tour "launcher" which permits us to interconnect their golf-simulation game with our tournaments on a royalty free basis so long as we keep their confidential information private. Access has the right to require us to destroy all proprietary software if we violate the confidentiality provisions. Over 3,000,000 people world-wide already have the Links LS game software. The Links LS software is, in our opinion, the most advanced golf gaming software available because of its graphics and sound capabilities. The software re-creates actual golf courses all over the world, including (among many others) St. Andrews in Scotland, Kapalula in Hawaii, and Pebble Beach in California. We have been given permission by Access Software to re-engineer the Links LS software to function over the internet in our tournaments. By doing so, we can track, monitor, update and store data in real-time while handling thousands of simultaneous participants. Tournament participants can play while online, or they can play their round of golf off-line at their convenience, and then go online to transmit their scores to our tournament headquarters and thus be added to the leader board.

     Through our competitive tournament format, we believe that we can attract a large number of golf enthusiasts to our site who will return again and again.

     It is our intention to make the IGALinks tournaments as much like a real golf tournament as possible. In addition to the leader board, we will have an IGA pro shop located on the web site where members and others can make purchases from a large selection of golf equipment and golf related items. It is our intention that the pro shop will become a destination site for golfers interested in buying golf equipment and other golf related merchandise. We have entered into an agreement with International Golf Outlet, Inc./Sportsline USA, Inc. to host the pro shop. Under the terms of this agreement Internet Golf Association will receive 8% of net sales generated in the IGA pro shop.

ORGANIZATIONAL  HISTORY

     On February 4, 1999, our founders formed Internet Golf Association, Inc. in the State of Nevada for the purpose of organizing and hosting internet based, interactive golf tournaments. On May 7, 1999, Internet Golf Association, Inc. was acquired by another Nevada corporation named Champion Ventures, Inc. Champion had previously been in several different industries, most recently mining, but had no significant operations for the three years prior to their acquisition of us. Immediately following the transaction, our founders owned a majority of the outstanding stock of Champion, and thus had control of Champion. For accounting purposes we recorded the transaction as a reverse acquisition whereby Internet Golf Association, Inc. was treated as having acquired Champion. Following the transaction, Champion changed its name to Internet Golf Association, Inc., and the former Internet Golf Association, which is now a wholly-owned subsidiary of Champion, changed its name to IGAT, Inc.

     The founders of Internet Golf Association agreed to be acquired by Champion because Champion was a public company whose common stock was listed for trading on the over-the-counter bulletin board. As a public company, we felt that it would be easier to raise the money necessary to carry out our business plan. On October 8, 1999, our stock ceased trading on the over-the-counter bulletin board because we had not completed our public filings. We intend to seek to get our stock trading on the over-the-counter bulletin board when the registration statement we filed for this offering is effective.

     Immediately prior to the acquisition, Champion had 4,716,000 shares of common stock outstanding. As part of the acquisition, and in exchange for all of the outstanding common stock of Internet Golf Association, Champion issued 25,500,000 shares to our founders and certain advisors who helped us throughout the transaction. Therefore, on May 7, 1999, immediately following the acquisition transaction, we had 30,216,000 shares of common stock outstanding, and no shares of preferred stock outstanding.

INDUSTRY  BACKGROUND

     Our concept is based on a combination of two major market segments, the internet and the golf industry.

The  Internet

     Commercialization of the internet began in the mid-1980's, with e-mail providing the primary means of communication. However, it was the internet's world wide web, which provided a means to link text and pictures, that led to the blossoming of e-commerce and sparked the explosive growth of the internet in the 1990's. Today, millions of people in more than 130 countries send and receive information, purchase products and services, and play interactive games through the internet. The potential of such a large and still-growing market has led many business analysts to consider e-commerce as the supreme opportunity of our time, as reflected by the following estimates:

- International Data Corporation, a market research firm, estimates that the number of web users will grow from approximately 97 million worldwide in 1998 to approximately 320 million worldwide by the end of 2002, with corresponding increases in subscription revenues, advertising revenues, and transaction revenues;

- Internet-related products and services will generate $354.2 billion in revenue in 2001, according to Forrester Research, a market research firm; and

- Content, the information that people access on the internet, is estimated by Hambrecht and Quist, a leading investment banking firm, to reach a projected $10 billion in revenues by the year 2000.

The  Golf  Industry

     Since 1950, the number of golfers in the United States has grown by more than 700%. Since 1986, this growth has intensified, with industry revenues increasing by an estimated 7.5% per year. In fact, golf has grown faster than motion pictures, financial services, hotels, and communications, all of which are generally considered fast growing industries.

     Today, with both television and general media exposure of golf steadily increasing, the public's awareness of golf is at an all-time high. The National Golf Foundation estimated that more than 25 million Americans (or approximately 12% of the United States population) are currently active in golf, with an estimated 41 million non-golfers interested in trying the game. With participation rates exploding and related spending dramatically increasing, golf has become a multi-billion dollar industry that attracts participants across a diverse cross-section of society.

SOURCES  OF  INCOME

     We  expect  to  be  able  to  generate  income  from  four primary sources:

-     Membership  fees  paid  by  members;

-     Entry  fees  for  each  tournament;

-     Revenue  sharing  from  the  sale  of  products  through our pro shop, and

- Advertising revenues from those who place advertisements on our web site and sponsor one or more tournaments or other events.

MEMBERSHIP  IN  THE  INTERNET  GOLF  ASSOCIATION

     We currently offer three different membership packages, ranging in price from $49 to $149 per year. The Basic Charter membership, priced at $49, includes:

- An official IGA membership card and PIN number, which enables members to access up to 24 IGA tournaments per year (the first tournament is free, the others require an entry fee);

-     IGA  Tour  proprietary  software;

- A Golfers Diary (TM) Reference CD, which tracks and maintains handicaps and provides valuable information about the PGA Tour (and other professional golf tours), as well as facts about a multitude of acclaimed golf courses throughout the world;

- Discounts at more than 1,800 golf courses throughout the world through the National Golfers Network (TM);

-     The  Golfers  Daily  Deluxe  Screen  Saver;  and

- A subscription to the IGA quarterly newsletter, which will be sent via e-mail to all members and includes IGA updates, PGA Tour information, special product discounts and offers, and other value-added information.

     For $79, IGA members receive all of the items included in the Basic Charter membership, plus the Links LS software (which is required to participate in the tournaments). Finally, for $149, members receive all of the items included in the Basic Charter membership, the Links LS software, and an additional 20 Links LS championship golf courses not included in the basic software.

IGA  TOURNAMENTS

     Each  tournament  will  have  three  different  levels  of  competition.

- Championship Level. The championship level is for those golfers who have achieved the highest level of skill playing Links LS. The championship level will be played from the championship tees, on the most difficult greens, and under the most adverse weather conditions. Specific game skills such as the 3-click swing for tee shots, judging the position of the lie and the slope of the green, and chipping are all the most difficult at the championship level. The championship level prize purse will represent 50% of the total tournament purse for each tournament.

- Professional Level. The professional level is for those golfers who have achieved a moderately advanced level of playing Links LS. The professional level will be played from the professional tees, more difficult greens, and under moderate weather conditions. The snap of the swing, the slope of the green, and the precision required in putting is more difficult than the amateur level, but does not require the same precision as the championship level. The professional level prize purse will represent 30% of the total tournament purse for each tournament.

- Amateur Level. The amateur level is for golfer just beginning to learn Links LS. The amateur level will be played from the amateur tees, on soft greens, and under mild weather conditions. The amateur level prize purse will represent 20% of the total tournament purse for each tournament.

- Junior Tournaments. We will not allow competitors under the age of 18 to compete for cash prizes on the IGA Tour, but we will allow them to visit the site and participate in free tournaments offering a modest gift prize to winners.

IGA  PRO  SHOP

     It is our intention to make the IGALinks tournaments as much like a real golf tournament as possible. In addition to the leader board, we will have an IGA pro shop located on the web site where members and others can make purchases from a large selection of golf equipment and golf related items. It is our intention that the pro shop will become a destination site for golfers interested in buying golf equipment and other golf related merchandise. We have entered into an agreement with International Golf Outlet, Inc./Sportsline USA, Inc. to host the pro shop. Under the terms of this agreement Internet Golf Association will receive 8% of net sales generated in the IGA pro shop.

OTHER  ONLINE  SERVICES

     In addition to the pro shop and the leader board, our web site offers many other services to our members and visitors.

- The clubhouse. The clubhouse is an online chat room where visitors to the web site, members, tournament participants and others can converse with each other online and share information about us, our tournaments, and any other golf related topics. This is designed to be a significant center of activity for the IGA because of its informal and interactive format.

- Message boards. IGA members will have a forum for posting notices, voicing their opinion, and providing feedback on our tournaments, products, and services.

- The IGA commissioners office. During the course of each tournament, the commissioners office will be responsible for developing, enforcing, and interpreting the tournament rules, as well as settling all disputes between participants.

- The leader board. Throughout each tournament, the leader board will be updated in real-time to reflect the status of all participants in any ongoing tournament, and will provide historical data from previous tournaments.

- Ask the pro. In this area, participants in our tournaments can ask for tips and help concerning their skills on Links LS, with responses provided by other members and/or a designated "Links Pro". In addition, golfers can ask for tips and help on their real golf games, with responses provided from actual professional golfers which we will provide. Finally, scores from real golf tournaments going on throughout the world will be available for viewing.

- The newsroom. Members can read updated news releases concerning our company, the IGA Tour, the PGA Tour, and other golf-related and relevant items.

ATTRACTING  MEMBERS  AND  TRAFFIC  TO  OUR  WEB  SITE

     We will attract members by using general media, telemarketing, and internet-based marketing strategies that are already in use and have proven success rates, including revenue-sharing online advertising campaigns with other web sites that currently attract a large number of golf and interactive game enthusiasts. Visitors to our web site will have an initial free trial period to use some of our features, purchase products from our pro shop, and play a few golf holes. Once a visitor becomes a member, they will receive periodic e-mail messages that will provide information regarding upcoming tournaments and other news related to the web site, plus special promotions, online "coupons", and other membership benefits (e.g., a quarterly newsletter).

We  intend  to  attract  traffic  to  our  web  site  via  three  major sources:

- Internet Golf Advertising Corp. We have contracted with Internet Golf Advertising Corp., a telemarketing company specializing in reaching target consumers and generating sales pertaining to online products and services. Internet Golf Advertising Corp. owns a substantial portion of our common stock since they were a founder of Internet Golf. Leads will be generated via direct mail, outbound telemarketing campaigns, proven internet-based marketing techniques, and responses to advertisements on the radio and other general media outlets. Our Agreement with Internet Golf Advertising Corp. provides that we will pay them $10 for each membership generated as a result of their efforts as well as reimburse them for their reasonable expenses. In addition, we agreed to pay Internet Golf Advertising Corp. a fee of 8% of any ad agency fee paid to or applied for our benefit.

- Access Software. We have a license from Access Software to use their Links LS interactive golf game for our tournaments.

- IGA pro shop. We anticipate that co-marketing efforts with International Golf Outlet, Inc./Sportsline USA, Inc. will be undertaken, including links between web sites and other forms of general media advertising.

COMPETITION

     There are numerous internet web sites which offer interactive golf games online. Some of these web sites offer golf games using the same Links LS software from Access Software that we use. To our knowledge, however, no other competitor is focusing solely on creating a full-scale online golf tour and supplemental online golf community that emulates the feelings and emotions associated with the PGA Tour, and where players can actually play for substantial cash purses. We believe our game emulates the PGA Tour better than our competitors because we offer a cash purse, we will have corporate sponsorships of tournaments available, and we will have a qualifying round with a "cut" just like on the PGA Tour (in which a portion of the participants will fail to qualify for subsequent golf rounds because they did not achieve a low enough score). We have identified two internet web sites which we consider to be our closest competition:

-     MPlayer.com
-     Golfcom.com

     Unlike our competitors who are primarily game web sites, we intend to create an online community for all golf enthusiasts, one where people can obtain news and information about every aspect of golf, real and simulated, in addition to playing in our tournaments.

     The level of competition is likely to increase as current competitors increase the sophistication and scope of their web sites and as new participants enter the marketplace. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Certain of our competitors may be able to enter into such strategic or commercial relationships on more favorable terms. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition may result in reduced operating margins and loss of market share.

INTELLECTUAL  PROPERTY

     We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as critical to our success, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. We have no registered trademarks or service marks to date. It may be possible for unauthorized third parties to copy certain portions of our products or reverse engineer or obtain and use information that we regard as proprietary. We have one trademark application pending in the United States. We do not know whether this trademark will be granted or, that if granted, that the mark will be challenged or invalidated. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate.

     Other parties have asserted and may assert, from time to time, infringement claims against us. We may also be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by us and our licensees, if any. For example, we received a letter alleging that our original name infringed the trade name of another company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

GOVERNMENTAL  REGULATION

     Although there are currently few laws and regulations directly applicable to the internet and e-commerce, it is possible that a number of laws and regulations may be adopted with respect to the internet or e-commerce covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. Further, the growth and development of the market for online games may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the internet or commercial online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise harm our business, operating results and financial condition. Moreover, the applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet could harm our business.

     We believe that our internet golf game is not subject to state or federal regulation on gaming and/or gambling because our members must utilize skill to win, much like in a regular professional golf tournament. We intend to closely monitor applicable laws and regulations to assure that we comply with applicable laws in that regard.

RESEARCH  AND  DEVELOPMENT

     We have not spent any measurable amount of time on research and development activities.

EMPLOYEES

     As of December 31, 1999, we had 5 full-time employees. None of our employees is covered by any collective bargaining agreement. We believe that our relations with our employees are good.

FACILITIES

     Our principal executive offices are located at 24921 Dana Point Harbor Drive, Suite 200, Dana Point, California 92629, which we occupy under a month to month lease for $2,080 per month. That facility consists of 1,416 square feet. We believe that if required we can lease the same or comparable offices at approximately the same monthly rate. We are presently negotiating for an extension of our existing lease and are also considering increasing the amount of space which we may require at that location. Our present location is suitable for our ongoing business.

                              MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer of Internet Golf. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer. Internet Golf will always maintain at least two independent directors on its board of directors.

     The  directors  and  executive  officers  of  Internet Golf are as follows:

Name                         Age     Positions
----                         ---     ----------

Vincent  C.  Castagnola      50     President, Chief Executive Officer, Director

Phillip  K.  Roberts         42     Chairman of the Board, Chief Financial
Officer

Kirk J. Zamzow               50     Secretary, Chief Operating Officer, Director

Anthony  Schatzlein          56     Director

Jack  L.  Holmes             71     Director


     VINCENT C. CASTAGNOLA has had a successful track record in both the golf industry and the insurance industry. For the past four years, Mr. Castagnola has been the Managing Partner of Executive Golf Outings, LLC. Executive Golf Outings was created by Mr. Castagnola in 1995 to partner with small, medium, and large companies in orchestrating professionally coordinated Golf Events for corporate employees, customers, and charity benefactors. Executive Golf Outings has developed an excellent reputation in the golf industry and has partnered with such Fortune 500 companies as Credit Suisse First Boston, Williams Communications Solutions, Exodus Communications, Nortel Communications, and many other organizations, and continues to grow each year. Before creating Executive Golf Outings, Mr. Castagnola was CEO of Dana Harbor Insurance, a wholesale homeowner specialty company for three years and President of Pacific Insurance Wholesale Casualty Co. for 13 years. Mr. Castagnola has been a resident of Dana Point for eight years and currently serves on the Board of Directors for Dana Point Youth Baseball.

     PHILLIP K. ROBERTS, a founding member of the IGA, brings a highly successful background in capital management, new product development, and international marketing to Internet Golf's team. Nominated by the Export Managers Association of California in 1995 as SBA "Exporter of the Year," Mr. Roberts has assisted dozens of small companies in introducing their products to the international marketplace. Early in the 1980's, Mr. Roberts began his marketing career for Arco Petroleum Products Company in San Francisco, California, by transforming ARCO gasoline stations into the new, highly successful, AM/PM convenience food store franchise. Today, Mr. Roberts has worked in over 20 countries and has established business relationships with many large public, as well as small start-up, companies. Mr. Roberts has diplomas from Georgetown University, the University of Paris (Sorbonne), and a certificate from the Wharton Business School Executive Program "Building a Business Case." As a member of the United States Golf Association, the International Network of Golf, and Charter Member of the PGA Tour Partners Club, Mr. Roberts is actively involved in the golf industry, presently consulting for a golf equipment manufacturer. Mr. Roberts is now working to form strategic alliances with the IGA and other golf and e-commerce related associations and businesses.

     KIRK J. ZAMZOW has had an extensive career in management, development, and marketing in the hospitality field. For the past ten years, Mr. Zamzow developed a successful sports bar and restaurant which he owns in Southern California. For the past year, Mr. Zamzow has been involved with Executive Golf Outings, a successful golf company specializing in orchestrating golf tournaments and customer golf outings for Fortune 500 companies. Before Mr. Zamzow created his sports bar and restaurant, he held the position of Senior Vice President, Operations, for HPI Management Co., a company based in Southern California. HPI Management Co. owned and operated 38 hotels, motels, restaurants, and apartment complexes. Mr. Zamzow was responsible for the total operation of 14 such properties. He was also the President of Innkeepers Marketing, a division of HPI Management. Innkeepers Marketing handled all the marketing needs of the company-owned properties as well as the company's toll-free reservation center. Mr. Zamzow has previously held management positions with Associated Inns and Restaurants of America (AIRCOA) and the Stouffers Corporation. Mr. Zamzow received his Associates Degree in Hotel Management from Paul Smiths College in New York and a Bachelor of Science Degree from the University of Massachusetts.

     ANTHONY SCHATZLEIN became a director of Internet Golf in December 1999. Since December 1998, Mr. Schatzlein has been Executive Vice President of Bently Price Associates, an international management consulting firm. Prior to joining Bently Price, from October 1990 to November 1998, Mr. Schatzlein was founder and President of Cellular 7 Corporation, a company which provides pre-paid cellular service on an interconnect basis.

     JACK L. HOLMES joined Internet Golf as a director in December 1999. Mr. Holmes has been retired for approximately 20 years and manages his real estate investments. Before his retirement, Mr. Holmes was the Regional Sales Manager for Suzuki, Yamaha and Honda where he established dealer networks and arranged for financing and advertising. Mr. Holmes also undertook a similar role with respect to Hobie Cat and Clipper Sailboats. Mr. Holmes owned and operated two retail stores which he was able to sell at a profit.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

     Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify its directors, officer, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently do not have such an insurance policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             EXECUTIVE  COMPENSATION

Summary  Compensation  Table

     The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal year ended December 31, 1998 and December 31, 1999. No executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                            SUMMARY COMPENSATION TABLE

                        Annual Compensation                           Long Term Compensation
                        -------------------                        ----------------------------
                                                                      Awards         Payouts
                                                                   ------------- --------------
                                                                      Securities
                                         Other Annual  Restricted     Underlying LTIP         All Other
Name and Principal      Salary   Bonus   Compensation  Stock Awards   Options    Payouts ($)  Compensation
Position        Year     ($)      ($)         ($)          ($)        SARs(#)                     ($)

Vincent C.      1998     -0-      -0-        -0-           -0-          -0-          -0-          -0-
Castagnola
(President, CEO)
                1999    57,200    -0-        -0-           -0-         630,000       -0-          -0-


Phillip K.      1998     -0-      -0-        -0-           -0-          -0-          -0-          -0-
Roberts
CFO)
                1999    28,543    -0-        -0-           -0-         450,000       -0-          -0-


Kirk J. Zamzow  1998     -0-      -0-        -0-           -0-          -0-          -0-          -0-


                1999    37,669    -0-        -0-           -0-         450,000       -0-          -0-




                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                           (INDIVIDUAL GRANTS)

                        NUMBER OF SECURITIES     PERCENT OF TOTAL
                        UNDERLYING               OPTIONS/SAR'S GRANTED    EXERCISE OF
                        OPTIONS/SAR'S GRANTED    TO EMPLOYEES IN FISCAL   BASE PRICE
NAME                          (#)                YEAR                     ($/Sh)           EXPIRATION DATE
----------------------------------------------------------------------------------------------------------
Vincent C. Castagnola     630,000                    41%                     0.67          May 7, 2009

Phillip K. Roberts        450,000                    29%                     0.67          May 7, 2009

Kirk J. Zamzow            450,000                    29%                     0.67          May 7, 2009


                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                    AND FY-END OPTION/SAR VALUES                      Value of Unexercised
                                                                                      In-The-Money
                                                            Number of Unexercised     Option/SARs At
                       Shares                               Securities Underlying     FY-End ($)
                       Acquired On        Value             Options/SARs At FY-End    Exercisable/Unexer-
Name                   Exercise (#)       Realized ($)      Exercisable/Unexercisable cisable
----                   -----------       -------------     -------------------------- -------------------

Vincent C. Castagnola     -0-              -0-                  630,000                   --

Phillip K. Roberts        -0-              -0-                  450,000                   --

Kirk J. Zamzow            -0-              -0-                  450,000                   --


Employment  Agreements

     None of the officers or directors of Internet Golf have entered into employment contracts.

Future  Compensation

     If we are successful in selling a minimum of 1,000,000 shares offered in this offering, we intend to increase our annual officer compensation structure as follows: Chief Executive Officer - $150,000; Chief Financial Officer - $125,000 and Executive Vice PresidentCMarketing - $125,000.

Compensation  of  Directors

     The two independent directors each received 1,000 restricted shares of our common stock and options to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share for serving in such capacity. Internet Golf does not currently contemplate otherwise compensating its Directors in the future for serving in such capacity.

                             CERTAIN  TRANSACTIONS

     Effective May 7, 1999, Champion Ventures, Inc., a Nevada corporation, acquired all of the outstanding common stock of Internet Golf Association, Inc., a Nevada corporation ("Internet Golf") in a business combination described as a "reverse acquisition." For accounting purposes, the transaction has been treated as the acquisition of Champion (the Registrant) by Internet Golf. As part of the transaction, Champion changed its name to Internet Golf Association, Inc. ("IGA"), and Internet Golf changed its name to IGAT, Inc. Immediately prior to the transaction, Champion had 4,716,000 shares of common stock outstanding. As part of Champion's reorganization with Internet Golf, Champion issued 24,647,970 shares of its common stock to the shareholders of Internet Golf (all officers and directors of IGA) in exchange for 24,300,000 shares of Internet Golf common sock. In addition, at the time of merger, Champion issued 91,290 shares of common stock to MRC Legal Services Corporation, counsel to Internet Golf, and 760,740 shares of common stock to Bridgewater Capital Corporation, an advisor in the transaction.

     On May 19, 1999, we entered into a finder's fee agreement with Internet Golf Advertising, Inc., a related party, that requires us to pay up to 10% of the amount of capital raised by them under certain circumstances as a finder's fee. We also entered into a marketing agreement on June 1, 1999 with Internet Golf Advertising, Inc. which requires us to pay $10 per membership to them for every membership they assist in selling. This agreement can be terminated with 30 days' notice. Internet Golf Advertising, Inc. is a substantial shareholder of Internet Golf and is beneficially owned by James Wabel. We believe that the terms of our agreement with Internet Golf Advertising, Inc. are as favorable to us as we could generally obtain from unaffiliated third parties. At the time we entered into this agreement, we did not have any independent directors to ratify the transaction.

     On  October  1,  1999  we  entered into a Reorganization and Stock Purchase
Agreement among Internet Golf, Executive Golf Outings LLC and Vincent Castagnola, our President. Executive Golf was owned by Mr. Castagnola. In the agreement, Mr. Castagnola sold to us an aggregate of 51% interest in Executive Golf in exchange for cancellation of a promissory note from Mr. Castagnola in the original principal amount of $10,000. Executive Golf is a business which does corporate golf outings and similar events. We believe that the terms of our agreement with Mr. Castagnola and Executive Golf are as favorable to us as we could generally obtain from unaffiliated third parties. At the time we entered into this agreement, we did not have any independent directors to ratify the transaction.

     Internet Golf represents that any and all future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to Internet Golf than those that can be obtained from unaffiliated third parties; and that all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our legal counsel or to independent legal counsel.

                         SELLING  STOCKHOLDERS

     The following tables provide certain information with respect to shares offered by the selling stockholders:





Shares                         Shares     Percent          Shares            Percent
Selling shareholder            for sale   before offering  before offering   after offering  after offering
-----------------------------  ---------  ---------------  ----------------  --------------  ---------------

Triton Private Equities Fund
Conversion of note               526,500
Note interest                     84,210
Exercise of warrant              375,000
                               ---------
Total                            985,710          985,710              3.1%             -0-               0%

Bridgewater Capital Corp.
Shares already issued            760,740
Exercise of warrant            1,800,000
                               ---------
Total                          2,560,740        2,560,740              7.9%          10,740               *

Cutler Law Group
and employee shares               91,290           91,290              0.3%             -0-               0%

*Less than 0.1%




Shares  Offered  by  Triton  Private  Equities  Fund

     The Triton Private Equities Fund, LP, an investor in Internet Golf, is offering up to 526,500 shares of common stock which Triton Private Equities Fund can obtain by converting at a premium $333,333 principal amount of a Series 1999-A eight percent convertible note into common stock. Triton is a privately held investment fund with numerous investors and managed by Jay Tauschi. We sold a $333,333 face amount note to Triton Private Equities Fund for $200,000 in gross proceeds to Internet Golf. We are using those proceeds to market our Internet golf game and improve and finalize our web site. The note can be converted after 120 days from issuance (on or after December 20, 1999) at a percentage of the lowest three days closing bid prices of our common stock in the prior 20 trading days. If the note were converted today, Triton Private Equities Fund could obtain approximately 258,900 shares of common stock. From day 120 to day 150, the percentage is 103%; from day 151 to day 180, the percentage is 100%; from day 181 to day 210, the percentage is 97% and from day 211 forward, the percentage is 95%. The number of shares of common stock we are registering to potentially give to Triton Private Equities Fund when they convert the note reflects the worst conversion ratio and a market price of our stock of $0.67.

     The note requires an interest payment of 8% per annum on the face amount, which we may pay in cash or in free trading common stock at the option of Triton. We are consequently also registering 84,210 shares of common stock which we may use to pay the 8% interest payments on the note through its expiration (assuming a market price of our stock of $0.67) before it is converted.

     In addition to the note, Triton Private Equities Fund received warrants to purchase 375,000 shares of our common stock at an exercise price of $1.83 per share, exercisable until September 1, 2002. We are consequently registering 375,000 shares of common stock which Triton Private Equities Fund may obtain by exercise of those warrants.

     If Triton Private Equities Fund were to receive the maximum number of shares on conversion (based on a market price of our stock of $0.67), the maximum number of shares for payment of the 8% interest (based on a market price of our stock of $0.67) and were to exercise all of their warrants, they would own a total of 718,110 shares which would be approximately 2.3% of our issued and outstanding common stock.

Bridgewater  Capital  shares


     We are registering for potential sale by Bridgewater Capital Corporation a total of 750,000 shares of common stock. We are also registering for potential sale by Bridgewater Capital Corporation an additional 1,800,000 shares of common stock, which would be issued if Bridgewater Capital Corporation exercises a warrant which they hold. The warrant is exercisable for $1.50 per share until April 29, 2004. If the warrant is exercised, Bridgewater Capital would own 2,560,740 shares representing approximately 7.9% of our then issued and outstanding common stock. We have engaged Bridgewater Capital Corporation to assist with corporate opportunities and financial advice. Bridgewater Capital Corporation is beneficially owned by Jack Thomsen, Urban Smedeby and Andre Peschong.


Cutler  shares

     We are registering for potential sale by MRC Legal Services Corporation and its employees a total of 91,290 shares of common stock. MRC Legal Services Corporation does business as Cutler Law Group, which is our legal counsel. The sole beneficial owner of MRC Legal Services Corporation is M. Richard Cutler. We issued these shares to Cutler Law Group in consideration for legal services. The Cutler Law Group shares were issued as follows:

MRC  Legal  Services  Corporation     74,790  shares
Brian  A.  Lebrecht                    6,000  shares
Vi  Bui                                4,500  shares
Stephanie  Crumpler                    3,000  shares
Jaime  Ceniceros                       3,000  shares

     This prospectus relates to the potential sale by the selling securityholders of the securities described above. These shares of common stock may be sold as set forth under "Plan of Distribution." The securities offered by this prospectus by the selling stockholders may be offered from time to time by the selling stockholders named below or their nominees, and this prospectus will be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. No selling stockholder has had any position, office or other material relationship with Internet Golf since its inception, except that (i) shares issued in connection with the Employee Stock Option Plan are held by employees, officers and directors as set forth above and (ii) Cutler Law Group is legal counsel for Internet Golf.

                         PLAN  OF  DISTRIBUTION


     Internet Golf intends to offer up to 3,000,000 shares at a price of $1.00 per share to potential investors by officers and directors of Internet Golf and possibly certain finders. Internet Golf has not at this point engaged any broker/dealers licensed by the National Association of Securities Dealers, Inc. for the sale of these shares and presently has no intention to do so. If Internet Golf engages any broker/dealers, they may be acting as underwriters for the offering of these shares.

     We will only receive proceeds of this offering in the event a minimum of $600,000 is raised. Prior to receipt of that minimum amount, investors funds will be placed in an interest-bearing trust account. If we are unable to reach this minimum by July 31, 2000, investors funds will be returned with interest within 10 business days. While we presently do not anticipate that they will do so, it is possible that officers, directors or other promoters of Internet Golf may purchase shares at the offering price for the purpose of meeting this impound requirement. Prior to receipt of the minimum offerings, all proceeds will be held in an interest-bearing trust account by Cutler Law Group, acting as escrow agent. Cutler Law Group's address is 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660.


     We will only sell the common stock to be sold by Internet Golf to potential investors who meet the following minimum suitability requirements: (a) A minimum annual gross income of $65,000 and a minimum net worth of $65,000, exclusive of automobile, home and home furnishings, or (b) A minimum net worth of $150,000, exclusive of automobile, home and home furnishings.


     Our officers and directors intend to seek to sell the common stock to be sold by Internet Golf in this offering by contacting persons with whom they have had prior contact who have expressed interest in Internet Golf, and by seeking additional persons who may have interest through various methods such as mail, telephone and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. Internet Golf does not intend to offer the securities over the internet or through general solicitation or advertising.

     All securities referenced above under "Selling Stockholders" will be offered by the selling stockholders from time to time on the over-the-counter bulletin board in privately negotiated sales or on other markets. Internet Golf believes that virtually all of such sales will occur on the over-the-counter bulletin board in transactions at prevailing market rates. Any securities sold in brokerage transactions will involve customary brokers' commissions.

     In accordance with Regulation M under the Exchange Act, neither we nor the selling securityholders may bid for, purchase or attempt to induce any person to bid for or purchase any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling securityholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling securityholders will engage in any short selling of our securities.

                           PRINCIPAL  STOCKHOLDERS
Common  stock

     The following table sets forth certain information regarding beneficial ownership of common stock as of December 31, 1999 by:
-     each  person known to IGA to own beneficially more than 5% of IGA's common stock;
-     each  of  IGA's  directors;
-     each  of  IGA's  named  executive  officers;  and
-     all  executive  officers  and  directors  as  a  group.

The following shares do not include any of the shares which our officers can obtain under our employee stock option plan because our officers cannot obtain those shares within 60 days and does not include 200,000 options issued to directors that are immediately exercisable as those options were issued after December 31, 1999. Except as otherwise indicated, the address for each person is 24921 Dana Point Harbor Drive, Suite B-200, Dana Point, California 92629.






                                       Name and Address of               Amount and Nature of       Percent of
Title of Class                         Beneficial Owner                  Beneficial Ownership       Class
------------------------             --------------------------         ------------------------    ----------
Common Stock                         Vincent C. Castagnola                    6,270,210               20.0%

Common Stock                         Phillip K. Roberts                       3,244,440               10.3%

Common Stock                         Kirk J. Zamzow                           4,564,440               14.6%

Common Stock                         James Wabel                              4,328,880               13.8%
                                     Internet Golf Advertising Corp.
                                     34275 Amber Lantern
                                     Dana Point, CA 92629

Common Stock                         Brian Walsh                              4,500,000               14.3%
                                     Venture Resource Group
                                     13924 Panay Way, Suite 501
                                     Marina del Rey, CA 90290 (4)

Common Stock                         Bridgewater Capital Corporation          2,560,740                7.8%
                                     4675 MacArthur Ct., #1570
                                     Irvine, CA 92660 (5)

All Officers and Directors
as a  Group (3 Persons)                                                      14,079,090               44.9%
                                                                           ==============             ======


Reflects up to 1,800,000 shares which Bridgewater Capital Corporation could obtain upon the exercise of a warrant to purchase 1,800,000 shares of common stock at $1.50 per share. Bridgewater Capital Corporation is beneficially owned by Jack Thomsen, Urban Smedeby and Andre Peschong.

                                DESCRIPTION  OF  SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. The following summary of certain provisions of our common stock, preferred stock, and warrants is qualified in its entirety by reference to our articles of incorporation, as amended, and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common  stock

As of December 31, 1999, there were 31,394,250 shares of common stock outstanding (including 108,250 shares committed), held by approximately 797 shareholders of record.

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon a liquidation, dissolution or winding up of IGA, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of IGA, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable too the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred  Stock

     Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of IGA. There are currently no preferred shares authorized, issued or outstanding.

     We will not offer preferred stock to Promoters except on the same terms as it is offered to all other existing shareholders or to new shareholders, or the issuance of preferred stock is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or independent legal counsel.

Series  1999-A  eight  percent  convertible  note

     We have issued a Series 1999-A eight percent convertible note in the face amount of $333,333 to Triton Private Equities Fund, LP. We sold the $333,333 face amount note to Triton Private Equities Fund for $200,000 in gross proceeds to Internet Golf. The note can be converted after 120 days from issuance (on or after December 20, 1999) at a percentage of the lowest three days closing bid prices of our common stock in the prior 20 trading days. If the note were converted today, Triton Private Equities Fund could obtain approximately 258,900 shares of common stock. From day 120 to day 150, the percentage is 103%; from day 151 to day 180, the percentage is 100%; from day 181 to day 210, the percentage is 97% and from day 211 forward, the percentage is 95%. The number of shares of common stock we are registering to potentially give to Triton Private Equities Fund when they convert the note reflects the worst conversion ratio and a market price of our stock of $0.67.

     The note requires an interest payment of 8% per annum on the face amount, which we may pay in cash or in free trading common stock at the option of Triton. We are consequently also registering 84,210 shares of common stock which we may use to pay the 8% interest payments on the note through its expiration date (assuming a market price of our stock of $0.67) before it is converted.

Warrants

     In addition to the notes, Triton Private Equities Fund received a warrant to purchase 375,000 shares of our common stock at an exercise price of $1.83.
We are consequently registering 375,000 shares of common stock which Triton Private Equities Fund may obtain by exercise of the warrant.

Potential  Impact  of  Penny  Stock  Rules

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has

* net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years,
* net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or
* average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years.

     Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith

Transfer  Agent

     The transfer agent for our common stock is American Securities Transfer, 12039 West Alameda Parkway, Z-2, Lakewood, Colorado 80228.

                            LEGAL  MATTERS

     The  validity  of  the  securities  offered  hereby will be passed upon for
Internet Golf by Cutler Law Group, Newport Beach, California. MRC Legal Services Corporation, a California corporation which does business as Cutler Law Group, is presently the beneficial owner of an aggregate of 74,790 shares of Internet Golf's common stock. Employees of Cutler Law Group own an additional 16,500 shares of Internet Golf's common stock. These shares of common stock are being registered in this registration statement.

                          AVAILABLE  INFORMATION

     Internet Golf is not subject to the reporting requirements of the Securities Exchange Act of 1934. Internet Golf has filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its public reference facilities in New York, New York and Chicago, Illinois, upon the payment of the fees prescribed by the Commission. The registration statement is also available through the Commission's world wide web site at the following address: http://www.sec.gov.

                                  EXPERTS

     The financial statements of Champion Ventures, Inc. as of December 31, 1997 and 1998 included in this prospectus have been so included in reliance on the report of Larry O'Donnell, CPA, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of IGA as of December 31, 1999 included in this prospectus have been so included in reliance on the report of Corbin & Wertz, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Champion Ventures, Inc.
Financial Statements
December 31, 1998 and 1997

Table of Contents
                                          Page
Independent Auditor's Report               F-1

Financial Statements

 Balance sheets                            F-2
 Statements of operations                  F-3
 Statements of cash flows                  F-4
 Statements of stockholders' equity        F-5

Notes to Financial Statements              F-6-9



Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545                    2280 South Xanadu Way
                                           Suite 370
                                           Aurora, Colorado  80014

Board of Directors
Champion Ventures, Inc.
Denver, Colorado

Independent Auditor's Report

I have audited the accompanying balance sheets of Champion Ventures, Inc. as of December 31, 1998 and 1997 and the related statements of operations, stockholdersAE equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Champion Ventures, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/Larry O'Donnell, CPA, P.C.

March 15, 1999
F-1

Champion Ventures, Inc.
Balance Sheet
December 31, 1998 and 1997
Assets

                                                    1998        1997
Current assets
   Cash in bank                                     $ 4,354
                                                    _________   __________
   Total current assets                             $ 4,354     $

           Liabilities and Stockholders'  Equity

Current liabilities
   Accounts payable                                 $   253      $   3,949
   Accounts payable-related parties                  14,228
                                                    _________   __________
   Total current liabilities                         14,481          3,949

Stockholders' equity
   Preferred stock,  $0.001 par value, 5,000,000
      authorized, none issued and outstanding
   Common stock, $0. 001 par value,
      100,000,000 shares authorized,
      issued and outstanding 1998 334,606;
      1997 331,106                                      335            331
   Additional paid in capital                       784,654        782,638
   Accumulated deficit                             (795,116)      (786,918)
                                                    _________   __________
                                                    (10,127)        (3,949)
                                                   $  4,354     $

See Notes to Financial Statements.
F-2

Champion Ventures, Inc.
Statements of Operations
Years Ended December 31, 1998 and 1997


                                                    1998        1997
Revenues
   Oil deals                                      $ 5,564      $
   Sale of National Energy stock                    2,460
   Sale of office furniture                                       1,532
   Miscellaneous                                                    262
                                                    _________   __________
                                                    8,024         1,794

General & administrative expenses                  16,222        15,360
                                                    _________   __________

Net income (loss)                                 $(8,198)     $(13,566)

Net income (loss) per share                       $(.025)      $  (.087)

Weighted average number of common
shares and equivalent units outstanding           333,269       157,267


See Notes to Financial Statements.
F-3

Champion Ventures, Inc.
Statements of Stockholders' Equity
Years Ended December 31, 1998 and 1997


                                                                                   Net
                                                Additional       Retained          Stock-
                                 Common         Paid in          Earnings          Holder
                                 Stock          Capital          (Deficit)         Equity

Balance, December 31,1996        $130,945       $647,024         $(773,352)        $ 4,617

Net loss for 1997                                                  (13,566)        (13,566)

Issue stock in exchange for
legal services prior to
capital restructure               200,000       (195,000)                            5,000

Revise capital structure to
accommodate $0.001 par value     (330,614)       330,614
                                 __________     __________      _____________     __________

Balance, December 31, 1997      $     331       $782,638         $(786,918)        $(3,949)

Issue stock in exchange
for accounting services                 4          2,016                             2,020

Net loss for 1998                                                   (8,198)         (8,198)
                                 __________     __________      _____________     __________

Balance, December 31, 1998      $      335      $784,654         $(795,116)        $(10,127)



See Notes to Financial Statements
F-4

Champion Ventures Inc.
Statement of Cash Flows
Years Ended December 31, 1998 and 1997


                                                    1998          1997
Cash Flows From Operating Activities
     Miscellaneous cash receipts                    $             $  254
     Oil deals                                        5,564
     Deduct cash paid to suppliers                   (3,670)      (6,419)
                                                    _________   __________

           Cash (Used) by or
           Provided by operating activities           1,894       (6,419)

Cash Flows From Investing Activities
     Cash provided by;
          Sale of office furniture                                 1,532
          Sale of NatAEl energy stock                 2,460
                                                    _________   __________

Net Increase (Decrease)                               4,354       (4,625)
     Beginning Cash Balance                             -0-        4,625

                                                    _________   __________
Ending Cash Balance                                $  4,354      $   -0-



Non-Cash Transactions
By action of the Board of Directors on November 13,1997, which was prior to the changes in the capital structure of the Company, 20,000,000 shares of $0.01 par value common stock was issued in exchange for legal services valued at $5,000.

On May 19, 1998, the Board of Directors issued 3,500 shares of
$0.001 par value common stock in exchange for accounting services valued at $2,020.



See Notes to the Financial Statements
F-5

Champion Ventures, Inc.
Notes to Financial Statements

1.   Organization and Summary of Significant Accounting Policies:

Organization - Champion Ventures, Inc. (the Company) was incorporated in the State of Nevada on November 30, 1970. Prior to 1993, the Company was engaged in the exploration and development of oil and gas properties. In 1997, a new Board of Directors was installed and they are seeking new opportunities for economic development.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results differ from those estimates.

Loss Per Common Share - Loss per common share is computed on the basis of the weighted average number of common shares during the respective periods.

Cash Equivalents - For the purposes of reporting cash flow, the Company considers cash and savings deposits to be cash equivalents.


Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax expected to apply to taxable income in the years in which those temporary differences are expected to reverse.
The tax rates is recognized in the statement of operations in the period that includes the enactment date. Income tax expense is the tax payable of refundable for the period plus or minus the change during the period in deferred tax asset and liabilities.

2. Investments

The Company owns 66 shares of Territorial Resources, Inc. which
has a fair market   value of approximately $41.  Neither the date of
acquisition nor the purchase price has been recorded on the Company's books. Therefore, it is not possible to ascertain whether the current value is more or less than cost basis.




F-6

Champion Ventures, Inc.
Notes to Financial Statements (continued)

3. Reconciliation of Net Income To Net Cash Use In Operating Activities



                                                    1998          1997
Income or (Loss)
Per statement of operations                         $ (8,197)     $ (13,566)

Add:
Issue stock for services                               2,020          5,000
Increase in current liabilities                       10,531          3,179
Decrease in current assets                               -              500
                                                    _________     __________

    Sub-total                                       $  4,354     $   (4,887)
Deduct:
Sales of assets                                       (2,460)        (1,532)
Increase in current assets                              -               -
Decrease in current liabilities                         -               -
                                                    _________     __________

Net cash (Used) by operations                                    $   (6,419)

Net cash provided by operations                     $ 1,894

4. Reverse Split of Common Stock

By majority consent of shareholders, and acting upon the
recommendation of the Board of Directors, every share of Common
Stock, existing and outstanding as of December 12, 1997, was changed into oneuone  hundredth (1/100) of a share of common stock.
Therefore, the 33,094,447 shares of Common Stock issued and
outstanding as of December 12, 1997, plus 162 shares due to
rounding, became 331,106 shares of Common Stock issued and
outstanding.                  .

5. Change In Number of Authorized Shares and Par Values

By majority consent of shareholders and following the effectiveness of the reverse spilt in Note 4, the authorized capital stock of the Company is changed to consist of:

Common Stock        100,000,000             $0.001 par value
Preferred Stock       5,000,000             $0.001 par value

Accordingly, the capital stock account and the additional paid in capital account have been changed to reflect this action.


F-7
                                      F-9

Champion Ventures, Inc.
Notes to Financial Statements (continued)



6. Preferred Stock

No shares of the CompanyAEs preferred stock have been issued.
Dividends, voting rights and other terms, rights and preferences of the preferred shares have not been designated. The Board of directors may designate these provisions from time to time.

7. Ratification And Approval Of Plans

By majority consent of shareholders and following the effectiveness of the reverse split in Note 4, a Compensatory Stock
Option Plan (CSO Plan) and an Employee Stock Compensation Plan (ESC
Plan) were ratified and approved on December 12, 1997. Pursuant to the form of the plans adopted by the Board of Directors on November
21, 1997, 1,000,000 shares of the CompanyAEs common stock is set aside to cover the CSO plan and 1,500,000 shares of the CompanyAEs common stock is set aside to cover the ESC Plan.

8. Income Taxes

Deferred income taxes arise form the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

A deferred tax asset arising from the net operating loss carryover of approximately $100,000 has been offset by valuation allowance.

At December 31, 1998, the Company has approximately $376,000 of unused Federal net operating loss carryforwards, which expire as follows:

      Year                  Amount
      2005                  $  8,873
      2006                    64,461
      2007                   142,723
      2008                   101,800
      2009                    21,156
      2010                    10,707
      2011                     5,045
      2012                    13,566
      2013                     8,197

F-8
                                      F-10

Champion Ventures, Inc.
Notes to Financial Statements (continued)

9. Related Party Transactions

The Company incurred legal expenses of $10,000 and $5,000
during the years ended   December 31, 1998 and 1997, respectively,
performed by a shareholder, officer and director.

                                      F-11

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board  of  Directors
Internet  Golf  Association,  Inc.


We  have  audited  the  accompanying consolidated balance sheet of Internet Golf
Association, Inc. and subsidiaries (development stage companies) (the "Company") as of December 31, 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from February 4, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We  believe  that  our  audit  provides  a  reasonable  basis  for  our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of their operations and their cash flows for the period from February 4, 1999 (date of inception) through December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has been in the development stage since its inception on February 4, 1999. This factor raises substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 1, the ability of the Company to continue in existence is dependent primarily upon obtaining additional debt and equity financing for marketing, software development and the funding of operations as well as the generating of income from memberships, tournaments and sales of related products and services. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                                       CORBIN  &  WERTZ

Irvine,  California
February  18,  2000,  except  for  Note  8  which
  is  as  of  February  24,  2000

                                      F-12

                   INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                        (Development Stage Companies)

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1999

                                     ASSETS

Current assets:
  Cash                                 $ 3,775
  Inventories                           22,705
  Other current assets                     652
                                       --------
    Total current assets                27,132
                                       --------

Property and equipment, at cost:
  Equipment                             18,935
  Computers                             15,118
  Furniture and fixtures                 1,195
                                       --------
                                        35,248
  Less accumulated depreciation         (4,616)
                                       --------
    Total property and equipment, net   30,632
                                       --------

                                       $57,764
                                       ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT




Current liabilities:
  Accounts payable and accrued expenses                                  $   237,660

Long-term liabilities:
  Convertible note payable, net of unamortized discount of $204,166          129,167
                                                                         ------------

    Total liabilities                                                        366,827
                                                                         ------------

Commitments and contingencies

Stockholders' deficit:
  Preferred stock, $0.001 par value; 5,000,000 shares authorized;
    no shares issued and outstanding                                               -
  Common stock, $0.001 par value; 100,000,000 shares authorized;
    31,394,250 shares issued and outstanding (including 108,750 shares
    committed and not issued)                                                 31,395
  Additional paid-in capital                                                 958,376
  Deficit accumulated during the development stage                        (1,298,834)
                                                                         ------------
    Total stockholders' deficit                                             (309,063)
                                                                         ------------

                                                                         $    57,764
                                                                         ============

                        See independent auditors' report and
                     accompanying notes to consolidated financial statements

                       INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                             (Development Stage Companies)

                          CONSOLIDATED STATEMENT OF OPERATIONS

                       For The Period From February 4, 1999 (Date of Inception)
                               Through December 31, 1999





Revenues                                                      $    42,000

Cost of revenues                                                   33,309
                                                              ------------

Gross profit                                                        8,691
                                                              ------------

Operating expenses:
  General and administrative                                      604,599
  Payroll and related                                             194,754
  Advertising and related                                         466,247
  Depreciation                                                      4,616
                                                              ------------
                                                                1,270,216
                                                              ------------

Loss from operations                                           (1,261,525)

Interest expense, net of interest income of $1,834                 36,509
                                                              ------------

Loss before provision for taxes                                (1,298,034)

Provision for taxes                                                   800
                                                              ------------

Net loss                                                      $(1,298,834)
                                                              ============

Basic and diluted net loss per common share                   $     (0.04)
                                                              ============

Basic and diluted weighted average common shares outstanding   29,239,262
                                                              ============


                           See independent auditors' report and
                accompanying notes to consolidated financial statements

                     INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                             (Development Stage Companies)

                     CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                For The Period From February 4, 1999 (Date of Inception)
                              Through December 31, 1999




                                                                             ADDITIONAL          DEFICIT
                                                    COMMON STOCK              PAID-IN          ACCUMULATED DURING
                                                  SHARES      AMOUNT          CAPITAL          DEVELOPMENT STAGE        TOTAL


Balance, February 4, 1999 (date of inception)           -        $     -          $       -         $           -       $       -

Shares issued to founders for no consideration:
  February 8, 1999                                 38,250             38                (38)                    -               -
  April 1, 1999                                24,261,750         24,262            (24,262)                    -               -

Shares issued in connection with the plan of
 reorganization on May 7, 1999:
  Stock dividend to founders                      347,970            348               (348)                    -               -
  Shares issued for acquisition of Champion
  Ventures, Inc., net of acquisition costs
   of $125,000                                  4,716,000          4,716            130,284                     -         135,000
  Shares issued to attorneys and finders          852,030            852               (852)                    -               -

Shares sold to investors:
  May 26, 1999 at $0.50 per share                 450,000            450            224,550                     -         225,000
  June 15, 1999 at $0.50 per share                150,000            150             74,850                     -          75,000
  June 21, 1999 at $0.83 per share                117,000            117             97,383                     -          97,500
  June 30, 1999 at $0.83 per share                 53,400             53             44,447                     -          44,500
  August 5, 1999 at $0.83 per share               111,600            112             92,888                     -          93,000
  September 5, 1999 at $0.83 per share             97,500             98             81,152                     -          81,250

Issuance costs of shares sold                           -              -           (120,637)                    -        (120,637)

                   INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                             (Development Stage Companies)

                     CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                For The Period From February 4, 1999 (Date of Inception)
                              Through December 31, 1999


                                                                                ADDITIONAL          DEFICIT
                                                        COMMON STOCK             PAID-IN          ACCUMULATED DURING
                                                  SHARES          AMOUNT         CAPITAL          DEVELOPMENT STAGE       TOTAL



Shares issued for services:
  June 1, 1999 at $0.83 per share                30,000               30             24,970                    -           25,000
  August 3, 1999 at $1.49 per share              45,000               45             66,893                    -           66,938
  September 17, 1999 at $1.38 per share          15,000               15             20,705                    -           20,720
  September 28, 1999 at $1.06 per share          14,085               14             14,986                    -           15,000

Shares subscribed for services:
  July 1, 1999 at $1.27 per share                60,000               60             76,440                    -           76,500
  October 5, 1999 at $1.13 per share             48,750               49             54,951                    -           55,000

Issuance of detachable warrants with
convertible debt                                      -                -            100,000                    -          100,000

Value of beneficial conversion in connection
with a consulting agreement                           -                -             15,000                    -           15,000

Redemption of shares issued for services        (14,085)             (14)           (14,986)                   -          (15,000)

Net loss                                              -                -                  -           (1,298,834)      (1,298,834)
                                              -----------        --------         ---------           ------------     ------------

Balance, December 31, 1999                   31,394,250          $31,395           $958,376          $(1,298,834)     $  (309,063)
                                             ===========         ========          =========          ============     ============


                                See independent audirots' report and
                        accompanying notes to consolidated financial statements

                     INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                             (Development Stage Companies)

                             STATEMENTS OF CASH FLOWS

                For The Period From February 4, 1999 (Date of Inception)
                              Through December 31, 1999




Cash flows from operating activities:
  Net loss                                                  $(1,298,834)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                                33,783
    Value of shares issued for services                         127,658
    Value of shares subscribed for services and beneficial
      conversion in connection with a consulting agreement      146,500
    Write-off of note receivable to stockholder                  10,000
    Changes in operating assets and liabilities:
      Inventories                                               (22,705)
      Other current assets                                         (652)
      Accounts payable and accrued expenses                     222,660
                                                            ------------

  Net cash used in operating activities                        (781,590)
                                                            ------------

Cash flows from investing activities:
  Issuance of note receivable to stockholder                    (10,000)
  Purchases of property and equipment                           (35,248)
  Cash paid for transaction costs                              (125,000)
                                                            ------------

  Net cash used in investing activities                        (170,248)
                                                            ------------

Cash flows from financing activities:
  Proceeds from sale of common stock                            616,250
  Issuance costs of shares sold                                (120,637)
  Proceeds from convertible note payable                        200,000
                                                            ------------

  Net cash provided by financing activities                     695,613
                                                            ------------

Net decrease in cash                                           (256,225)

Cash at beginning of period                                           -

Cash acquired                                                   260,000
                                                            ------------

Cash at end of period                                       $     3,775
                                                            ============

                 INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                             (Development Stage Companies)

                         STATEMENTS OF CASH FLOWS-CONTINUED

                For The Period From February 4, 1999 (Date of Inception)
                              Through December 31, 1999

                INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)

                       STATEMENT OF CASH FLOWS - CONTINUED

            FOR THE PERIOD FROM FEBRUARY 4, 1999 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999




                      See independent auditors' report and
             accompanying notes to consolidated financial statements
                                       F-8

Supplemental  disclosure  of  cash  flow  information:
     Cash  paid  during  the  period  for  interest                  $     -
                                                                     ========
     Cash  paid  during  the  period  for  income  taxes             $     -
                                                                     ========


Supplemental  disclosure  of  non-cash  investing  and  financing  activities:

     During the year ended December 31, 1999, the Company issued detachable warrants to purchase 375,000 shares of restricted common stock in connection with a convertible note payable with a pro rata fair market value of $100,000.

     Subsequent to the year ended December 31, 1999, the Company redeemed 14,085 shares of common stock for $15,000. The Company has recorded this transaction at December 31, 1999 and has included the redemption amount in accrued liabilities.

                   See independent audirots' report and
         accompanying notes to consolidated financial statements

                       INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                            (Development Stage Companies)

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   December 31, 1999

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
-------------------------------------------------------------------
PRINCIPLES
----------

Organization  and  Operations
-----------------------------

Internet Golf Association, Inc. ("Internet Golf"), a Nevada corporation, was formed on February 4, 1999 and was inactive until the reorganization. Effective May 7, 1999 and pursuant to a plan of reorganization, Internet Golf completed a reorganization transaction with and into Champion Ventures, Inc. and subsidiary ("Champion"), a Nevada corporation. Under the terms of the agreement, all of Internet Golf's outstanding stock was exchanged for 25,500,000 shares of Champion common stock and Internet Golf became a wholly owned subsidiary of Champion. Internet Golf has treated the transaction as a reverse acquisition for accounting purposes, as the Internet Golf shareholders had control of the combined entity before and after the transaction. Therefore, the transaction has been treated as the acquisition of Champion by Internet Golf. Internet Golf changed its name to IGAT, Inc. and Champion changed its name to Internet Golf
Association,  Inc.  (the  "Company").  The  Company's  year  end is December 31.

As neither Champion or Internet Golf had substantive assets, liabilities or operations at May 7, 1999, the acquisition has been treated as a reorganization of the Company's stockholders' equity with the Company recording equity of $135,000, made up of $260,000 of cash attributed to Champion at the time of the transaction, less $125,000 paid by Internet Golf for transaction-related costs.

Pursuant to a purchase agreement dated October 1, 1999, the Company acquired a 51% interest in Executive Golf Outings, LLC ("EGO"), an entity wholly owned by the Company's majority stockholder, for settlement of a note receivable in the amount of $10,000. As EGO was an entity under common control, the acquisition has been recorded at the book value of the net assets acquired, resulting in a write-off of the note receivable exchanged totaling $10,000.

If the acquisitions had occurred at Internet Golf's inception, the pro forma consolidated statement of operations for the period ended December 31, 1999 would be as follows (unaudited):




  Revenues                                   $    51,060
                                             ============

  Cost of revenues                           $    37,944
                                             ============

  Net loss                                   $(1,302,826)
                                             ============

  Basic and diluted loss per share           $     (0.04)
                                             ============

  Basic and diluted weighted-average common
    shares outstanding                        30,803,998
                                             ============

                       INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                            (Development Stage Companies)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                                 December 31, 1999

                INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                DECEMBER 31, 1999


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
-------------------------------------------------------------------
PRINCIPLES,  CONTINUED
----------------------

Development  Stage  Company
---------------------------

The Company has been in the development stage since its formation. During the development stage, the Company is primarily engaged in raising capital, obtaining financing, advertising and promoting the Company and administrative functions along with developing the interface and related web site (www.igalinks.com). The Company will host state-of-the-art online interactive multimedia golf tournaments via an online interface with Access Software's Links LS '99. This site will allow golf enthusiasts to compete in interactive, multi-media, PGA-style golf tournaments over the internet for potential cash prizes and access a variety of related products and services.

Principles  of  Consolidation
-----------------------------

The consolidated financial statements include the accounts of CVI Systems, Inc. and IGAT, Inc., wholly owned subsidiaries and non-operating entities in their development stages and EGO, a company that organizes and hosts corporate golf events. All significant intercompany balances and transactions have been eliminated in consolidation. Minority interest related to EGO is not reported separately in the financial statements as the amount is immaterial as of and for the period ended December 31, 1999.

Risks  and  Uncertainties
-------------------------

The Company is a start up company subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company's losses from operations through December 31, 1999 and lack of operational history, among other matters, raise substantial doubt about its ability to continue as a going concern. The Company intends to fund operations through additional debt and equity financing arrangements which management believes will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through December 31, 2000. There is no assurance the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company.

The future of the Company's operations depends in part on its continuing alliance with Access Software, creator of Links LS '99 (the golf software program the Company plans to use to provide the gameplay for the online tournaments). The Company has no reason to believe that this alliance will not continue; however, if it does not continue, it could have a significant adverse effect on the Company's operations.

------
NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
-------------------------------------------------------------------
PRINCIPLES,  CONTINUED
----------------------

Use  of  Estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Organization  Costs
-------------------

The Company adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities." SOP 98-5 requires that all non-governmental entities expense the costs of start-up activities, including organizational costs as those costs are incurred.

Year  2000
----------

The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company and its business partners will not be fully determinable until the Year 2000 and thereafter. If Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.

Inventories
-----------

The Company's inventories consist primarily of brochures and promotional software.

Property  and  Equipment
------------------------

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Depreciation expense for the year ended December 31, 1999 was $4,616. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
-------------------------------------------------------------------
PRINCIPLES,  CONTINUED
----------------------

Software  Development
---------------------

The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." At December 31, 1999, the Company has no material internal-use computer software development costs.

Impairment  of  Long-Lived  Assets
----------------------------------

Management of the Company assesses the impairment of long-lived assets by comparing the future undiscounted net cash flows (without interest charges) from the use and ultimate disposition of such assets with their carrying amounts. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which such impairment is determined by management. There was no impairment of long-lived assets identified for the year ended December 31, 1999.

Income  Taxes
-------------

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Stock  Based  Compensation
--------------------------

The Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss), as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
-------------------------------------------------------------------
PRINCIPLES,  CONTINUED
----------------------

Revenue  Recognition
--------------------

The Company will recognize revenue during the month in which services are provided and on a straight-line basis over the life of the membership dues received. Revenues recognized during 1999 are from EGO, which recognizes revenue from the organization and hosting of corporate golf events when the events are completed.

Advertising
-----------

Advertising  costs  are  expensed  as  incurred.

Earnings  Per  Share
--------------------

The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share." Under SFAS 128, basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same as additional potential common shares would be anti-dilutive.

Comprehensive  Income
---------------------

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 had no effect on the Company's financial statements as it had no comprehensive income components.

------
NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
-------------------------------------------------------------------
PRINCIPLES,  CONTINUED
----------------------

Segment  Information
--------------------

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. As the Company is currently in the development stage, the Company does not yet have any reportable segments.

Common  Stock  Dividend
-----------------------

Effective September 13, 1999, the Company's Board of Directors approved a two-for-one stock dividend. Par value remained at $.001 per share. All references throughout these financial statements to number of shares, per share amounts, stock option data and market prices of the Company's common stock have been restated to reflect the stock dividend.

Fair  Value  of  Financial  Instruments
---------------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, receivables, accounts payable and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments.

Recent  Accounting  Pronouncements
----------------------------------

The FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows as it currently does not engage in any derivative or hedging activities.

NOTE  2  -  INCOME  TAXES
-------------------------

The Company is in the development stage and has incurred losses since its inception. Net operating losses ("NOLs") generated in this stage would generally result in a deferred tax asset. On December 31, 1999, the gross deferred tax asset generated by these NOLs totaled approximately $528,000. The Company recorded a valuation allowance of $528,000 against this deferred tax asset, as the recoverability is dependent on the success of future operations.

No current provision for income taxes for the year ended December 31, 1999 is required, except for minimum state taxes of $800. The income tax provision differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as follows:





  Computed tax benefit at federal statutory rate   $(442,000)
  State income tax benefit, net of federal effect    (86,000)
  Increase in valuation allowance                    528,000
  Other                                                  800
                                                   ----------

                                                   $     800
                                                   ==========

As of December 31, 1999, the Company had net operating loss carryforwards of approximately $1,299,000 for federal and state income tax reporting purposes, which expire in 2019 and 2007, respectively. In addition, the Company may have limited usage of Champion's NOLs (due to the change in ownership), which totaled approximately $380,000 and expire at various dates through 2019. The Company did not record the deferred asset or corresponding valuation allowance relating to the Champion NOLs due to their future limitations.

NOTE  3  -  STOCKHOLDERS'  EQUITY
---------------------------------

Preferred  Stock
----------------

Shares of preferred stock may be issued in one or more classes or series at such time the Board of Directors may determine. All shares of any one series shall be equal in rank and identical in all respects. As of December 31, 1999, the Board of Directors has not designated or approved the issuance of any series of preferred stock.

Common  Stock
-------------

From Internet Golf's date of inception through the date of the transaction, Internet Golf had issued an aggregate of 8,100,000 shares of common stock to the founders for no consideration (amount of shares shown is not effected for the stock dividend). Pursuant to the reorganization agreement, these shares were exchanged for 25,500,000 shares of Champion's restricted common stock (including 852,030 shares given to attorneys and finders) plus $125,000 in cash (see Note
1).

---------------------------------------------

On RCMRhett Molitor PF 210April 5, 1999, Internet Golf executed a private placement memorandum ("PPM") for the issuance of up to 6,000,000 shares for $5,000,000 ($0.83 per share), net of applicable commissions and offering costs (estimated at 10% of gross proceeds). The capital raised was used for the transaction with Champion and for general operating and marketing costs. As of December 31, 1999, 979,500 shares have been issued under this PPM at $0.50 and $0.83 per share for $495,613 (net of commissions and offering costs of $120,637).

On September 28, 1999, the Company issued 14,085 shares of the Company's restricted common stock (valued at $15,000 based on the share price) to a third party as payment for services rendered. The value of the shares in this transaction was recorded to general and administrative expenses in the accompanying statement of operations, with the offsetting credit being recorded to common stock at par value and additional paid-in capital. The shares were subsequently redeemed by the Company for a $15,000 payable.

During the year ended December 31, 1999, the Company issued 90,000 shares of restricted common stock to various consultants pursuant to agreements (described in Note 5) valued at $112,658.

During the year ended December 31, 1999, the Company agreed to issue 108,750 shares of restricted common stock to various consultants pursuant to agreements (described in Note 5) valued at $131,500.

Stock  Options
--------------

On May 7, 1999, the Company adopted Champion's existing Compensatory Stock Option Plan (the "Plan"). No options had been issued under the Plan as of that date. The Plan allows for 3,000,000 shares of authorized but unissued common stock to be issued to eligible persons. The exercise price of these options shall not be less than 85% of the fair market value of the Company's common stock, as determined by either the price the stock is being traded publicly or by a price determined by the Compensation Committee, at the date of grant. Options expire up to ten years after their grant date and generally vest ratably over five years from the date of grant.

On May 7, 1999, the Company issued options to purchase 1,530,000 shares of the Company's common stock at an exercise price of $0.67 to Company officers. The options vest 20% each year from the date of grant and are exercisable through May 2009.

---------------------------------------------

From time to time, the Company issues non-plan stock options pursuant to various agreements and other compensatory arrangements. Under the terms of various consulting agreements with outside consultants, the Company issued options to purchase 60,000 shares of the Company's common stock at an exercise price of $1.75 per share (the estimated fair market value on the date of grant by the Company was $1.49). The options vest over a two-year period from the date of grant and are exercisable through July 2004. Under SFAS 123, total consulting expense to be recognized over the vesting period is $7,800, of which none was recognized at December 31, 1999.

The following is a status of the stock options outstanding at December 31, 1999 and the changes during the period ended December 31, 1999:




                                                               WEIGHTED
                                                               AVERAGE
                                           OPTIONS          EXERCISE PRICE
                                           ---------        ----------------



      Balance, February 4, 1999                    -          $           -

      Granted                              1,590,000                   0.71
                                          -----------         -------------

      Balance, December 31, 1999           1,590,000          $        0.71
                                           ==========         =============

      Exercisable, December 31, 1999               -          $           -
                                           ==========         =============

      Weighted average fair value of options granted
         in 1999                                              $        0.10
                                                               =============

1,530,000 of the options outstanding at December 31, 1999 have an exercise price of $0.67 and a weighted average remaining contractual life of 9.4 years. The remaining 60,000 options have an exercise price of $1.75, with a weighted average remaining contractual life of 3.6 years.

The fair value for each option was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: (i) risk free interest rate of 6.25%; (ii) dividend yield of 0%; (iii) expected life of the options of 5 years; and (iv) volatility of 22%.

---------------------------------------------

Had compensation cost for the Company's 1999 options been determined consistent with SFAS 123, the Company's net loss and net loss per share for the period ended December 31, 1999 would approximate the pro forma amounts below:

                                      AS            PRO FORMA
                                   REPORTED
                                  ----------       -------------

Net  loss                         $(1,298,834)     $ (1,298,834)
                                   ==========       ==========

Basic  and  diluted  loss
per  share                        $     (0.04)     $      (0.04)
                                   ===========     =============
Warrants
--------

From time to time, the Company issues warrants pursuant to various consulting agreements. Under the terms of one of these agreements, the Company issued warrants to purchase 1,800,000 shares of the Company's stock at an exercise price of $1.50 per share. The warrants vested on the date of grant and are exercisable through April 2004. Under SFAS No. 123, no consulting expense is to be recognized. In addition, the Company issued 375,000 warrants to an investor as part of the Securities Purchase Agreement (see Note 4).

The fair value of each warrant granted during 1999 is estimated using the Black-Scholes warrant pricing model on the date of grant using the following assumptions: (i) risk free interest rate of 6.25%, (ii) dividend yield of 0%;
(iii)  expected  life  of  the  warrants of 5 years; and (iv) volatility of 22%.

The following represents a summary of warrants outstanding for the period ended December 31, 1999.

                                                       WEIGHTED
                                                       AVERAGE
                                         WARRANTS     EXERCISE PRICE
                                       -----------   ----------------

     Balance,  February  4,  1999               -                  -

     Granted                            2,175,000               1.56
                                        ---------               ----

     Balance,  December  31,  1999      2,175,000               1.56
                                        =========               ====

     Exercisable,  December  31,  1999  2,175,000               1.56
                                        =========               ====

     Weighted  average  fair  value
     of  warrants  granted in  1999                       $     0.07
                                                          ==========

NOTE  4  -  CONVERTIBLE  NOTE  PAYABLE
--------------------------------------

The Company entered into a Securities Purchase Agreement with an investor, whereby the Company sold to the investor a $333,333 principal amount convertible note for $200,000. The note bears interest at 8 percent and is due on August 1, 2001. The holder of the note has the option to require interest payments in cash or stock. As of December 31, 1999, the Company has incurred interest expense related to the note in the amount of $8,888. This note is convertible at non-beneficial rates which vary based on recent stock prices and date of conversion. In addition, the Company gave the investor a warrant to purchase 375,000 shares of its common stock at $1.83 per share expiring in April 2002 which was valued at $100,000 (based on Black-Scholes computation under SFAS 123
- see Note 3) and recorded as a debt discount. These debt discounts are amortized on the straight-line method over the life of the note through interest expense, beginning October 1999. Amortization expense for the year ended
December  31,  1999  was  $29,167.

NOTE  5  -  COMMITMENTS  AND  CONTINGENCIES
-------------------------------------------

Lease  Agreements
-----------------

The Company leases its facility under a month-to-month lease agreement. Total rent expense incurred as of December 31, 1999 was $20,800.

Contracts  and  Agreements
--------------------------

The Company entered into a royalty-free agreement with Access Software, Inc., maker of Links LS '99, for the "Launcher," including the code and rights to modify that code that interfaces the computer game with the internet. There are no terms for expiration of the agreement; however, Access Software, Inc. has the right to require the Company to turn over or destroy all proprietary software pursuant to the agreement upon request (see Note 1).

On April 28, 1999, the Company entered into a $25,000 consulting agreement with an unrelated third party that required the Company to pay $18,750 in cash and upon completion, the remaining amount of $6,250 is to be paid in cash or in common stock with a value of $15,000 at 50% of the current market price. The Company elected to pay the remaining amount in stock, and as a result, recorded additional consulting expense and accrued liability of $23,750, which is made up of the value of the common stock to be issued (including the value of the beneficial conversion of $15,000), less $6,250 already accrued as part of the original agreement.

-------------------------------------------------------

On April 29, 1999, the Company entered into a financial services agreement with an unrelated party. The agreement extended for six months with an additional automatic six-month renewal period unless terminated by either party. In exchange for various financial services, the Company agreed to provide the following consideration: monthly payments of $5,000; a common stock grant equal to 2.5 percent of the outstanding common shares of the Company as of the close of trading on the opening day (May 20, 1999), totaling 760,740 shares; warrants to purchase 1,800,000 shares of the Company's common stock at $1.50 per share, exercisable through April 2004 (see Note 3); and other fees for certain transactions as discussed in the agreement. The granting of 760,740 shares of common stock was related to the Champion transaction and was recorded to equity as a transaction cost (see Note 3). Subsequent to year-end, the unrelated party in the agreement waived any monthly payments otherwise due; as a result, no expense has been recognized pursuant to this agreement through December 31, 1999.

On May 19, 1999, the Company entered into a finder's fee agreement with a related party (see Note 7) that requires the Company to pay up to 10% of the amount of capital raised by this related party under certain circumstances as a finder's fee under the terms of the PPM (see Note 3). The Company also entered into a marketing agreement on June 1, 1999 with this related party (see Note 7) which requires the Company to pay $10 per membership to the related party for every membership they assist in selling. This agreement can be terminated with 30 days' notice. As of December 31, 1999, no services have been rendered pursuant to this agreement.

On June 1, 1999, the Company entered into an agreement with a third party that requires the Company to issue 30,000 shares of its restricted common stock per month for the two-month term of the agreement for services rendered. The value of these shares was recorded in the accompanying financial statements as $76,500 (based on the share price) in general and administrative expenses during the period ended December 31, 1999.

The Company entered into a marketing agreement on July 1, 1999 with a third party. Pursuant to the agreement, the Company issued 30,000 shares of its restricted common stock (valued at $25,000 based on the share price). The agreement expired on December 31, 1999.

Effective July 1, 1999, the Company entered into a marketing agreement with a third party for an initial period of 12 months. Unless terminated by either party upon 90 days prior written notice, this contract will automatically extend for two successive 12-month periods. Either party can terminate this agreement at any time upon 90 days prior written notice. The Company is committed to a $12,000 monthly payment as well as the issuance of 60,000 stock options for its restricted common stock at an exercise price equal to the fair market value at the date of grant (see Note 3). The options vest at 30,000 shares each on the first and second anniversary dates. The unvested options will be cancelled upon termination of the agreement by either party. Total marketing expense recognized pursuant to this agreement as of December 31, 1999 was $72,000, of which $42,000 is included in accrued expenses.

-------------------------------------------------------

The Company entered into a marketing agreement with a third party for an initial six-month term on August 3, 1999. Pursuant to the agreement, the Company issued 45,000 shares of its restricted common stock (valued at $66,938 based on the share price) as a non-refundable retainer and is required to pay 10% in cash of all monies raised under the terms of this agreement (a 30% premium charged if compensation is in stock). As of December 31, 1999, the third party has yet to perform any services pursuant to this agreement and the Company has expensed the retainer.

The Company entered into a consulting agreement on September 10, 1999 with a third party. Pursuant to the agreement, the Company issued 15,000 shares of its restricted common stock (valued at $20,720 based on the share price). The Company may be required to issue options to purchase additional shares of the Company's restricted common stock if the agreement is extended, as defined. Subsequent to year-end, the Company issued options to purchase 15,000 shares of the Company's restricted common stock at $1.83 per share (see Note 8). The agreement, which is a month-to-month agreement, also required the Company to pay $2,000 per month beginning in October 1999. Total consulting expense recognized pursuant to this agreement as of December 31, 1999 was $8,000.

The Company entered into a development agreement with a third party on October 5, 1999. Pursuant to the agreement, the Company paid $25,000 in cash, issued 48,750 shares of the Company's restricted common stock (valued at $55,000 based on the value of services performed) and may be required to issue options to purchase 25,000 shares of the Company's restricted common stock at an exercise price of $2.00 per share. The options were issued subsequent to December 31, 1999 (see Note 8). Total expense recognized with this third party as of December 31, 1999 was $89,700, of which $15,000 is included in accrued expenses.

NOTE  6  -  LOSS  PER  SHARE
----------------------------

Basic and diluted loss per common share is computed as follows:

     Numerator  for  basic  and  diluted  loss  per
      common  share:
          Net  loss  charged  to  common  stockholders     $  (1,298,834)

     Denominator  for  basic  and  diluted  loss  per
     common  share:
          Weighted  average  common  shares  outstanding      29,239,262
                                                             ------------

     Basic  and  diluted  loss  per  common  share         $       (0.04)
                                                            =============

NOTE  7  -  RELATED-PARTY  TRANSACTIONS
---------------------------------------

The Company has a marketing agreement and a finder's fee agreement (see Note 5) with a stockholder of the Company. This stockholder holds approximately 14% of the Company's outstanding common stock as of December 31, 1999. The Company paid total advertising costs of $189,983 and finders fees of $84,325 to the stockholder during the period ended December 31, 1999 under these agreements.

NOTE  8  -  SUBSEQUENT  EVENTS
------------------------------

Effective January 3, 2000, the Company issued options to purchase 40,000 shares of the Company's common stock to outside consultants pursuant to various agreements (see Note 5). The options, which have exercise prices ranging from $1.83 to $2.00, vest immediately and are exercisable through January 1, 2002. Total SFAS 123 expense to be recognized is approximately $8,000.

Effective January 12, 2000, the Company borrowed $187,500 for working capital purposes from a third party. The note requires monthly interest payments of 8%, with all unpaid principal and accrued interest due June 1, 2000.

Effective February 24, 2000, the Company issued 2,000 restricted shares and options to purchase 200,000 shares of the Company's common stock to directors. The options, which have an exercise price of $1.00, vest immediately and are exercisable through February 24, 2002. Total expense to be recognized in fiscal 2000 is approximately $142,000.

                         INTERNET GOLF ASSOCIATION, INC.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Basis  of  Presentation
-----------------------

Effective May 7, 1999, Internet Golf Association, Inc. ("Internet Golf") completed a reorganization transaction with and into Champion Ventures, Inc. ("Champion"). Under the terms of the transaction, all of Internet Golf's common stock was exchanged for 25,500,000 shares of restricted common stock of Champion and Internet Golf became a wholly owned subsidiary of Champion. The directors and officers of Internet Golf immediately prior to the transaction became the directors and officers of Champion. Internet Golf then changed its name to IGAT, Inc. and Champion changed its name to Internet Golf Association, Inc. (the "Company"). For financial reporting purposes, Internet Golf is considered the acquiror and therefore the predecessor, and Champion is considered the acquiree.

Pursuant to a purchase agreement dated October 1, 1999, the Company acquired a 51% interest in Executive Golf Outings, LLC ("EGO"), a company wholly owned by the Company's majority stockholder, for settlement of a note receivable in the amount of $10,000.

The unaudited pro forma combined statement of operations was prepared as if the transactions were consummated on February 4, 1999, the date of Internet Golf's inception. The Company believes no adjustments are necessary to present fairly unaudited pro forma combined financial statements as the transactions were in effect: (i) a recapitalization of Internet Golf with an inactive corporation (Champion) to allow Internet Golf additional access to capital markets in the future; and (ii) an insignificant purchase of a majority interest in a company wholly owned by the Company's majority stockholder. These financial statements are not necessarily indicative of what actual results would have been had the transactions occurred on February 4, 1999, nor do they purport to indicate the future results of the Company. The unaudited pro forma combined statement of operations should be read in conjunction with the Company's financial statements and accompanying notes and the financial statements of Champion and the related notes appearing elsewhere herein.



                            Internet Golf
                           Associates, Inc.
                                and                        Executive Golf        Pro Forma
                            Subsidiaries      Champion       Outings            Adjustments      Pro Forma
                           -------------     ------------  --------------     -----------------  -------------


Net sales                   $    42,000        $     -       $      9,060         $          -      $   51,060

Cost of sales                    33,309              -              4,635                    -          37,944
                            ------------       --------      --------------        ------------    ------------

Gross profit                      8,691              -              4,425                    -          13,116

Operating expense             1,270,216          3,209              5,208                    -       1,278,633

Interest expense                 36,509              -                  -                    -          36,509
                            ------------       --------            -------          ------------  ------------

Loss before provision for
 income taxes                (1,298,034)        (3,209)              (783)                   -     (1,302,026)

Provision for income taxes          800              -                  -                    -            800
                            ------------       --------            -------          ------------- -------------

Net loss                    $(1,298,834)      $ (3,209)            $ (783)        $          -    $(1,302,826)
                            ============       ========             =======        ==============  =============

Basic and diluted net loss
 per common share           $     (0.04)       $     -             $    -         $          -    $     (0.04)
                            ============        ========            =======        ==============  ============

Basic and diluted weighted
 average common shares
 outstanding                 30,803,998              -                  -                    -     30,803,998
                            ============        ========           =======         ==============  ============

YOU  MAY  RELY  ON  THE  INFORMATION  CONTAINED IN THIS
PROSPECTUS.  WE HAVE NOT AUTHORIZED  ANYONE  TO PROVIDE
INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS
PROSPECTUS.  NEITHER  THE  DELIVERY  OF THIS PROSPECTUS
NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED
IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS
PROSPECTUS.  THIS  PROSPECTUS IS NOT AN OFFER TO SELL OR
A SOLICITATION OF AN  OFFER  TO  BUY  THESE  SHARES OF THE
COMMON STOCK IN ANY CIRCUMSTANCES UNDER  WHICH  THE  OFFER
OR  SOLICITATION  IS  UNLAWFUL.


     _____________________                                     6,627,000 SHARES

     TABLE  OF  CONTENTS
                                     Page
                                     ----                       INTERNET GOLF
                                                               ASSOCIATION, INC.
Prospectus  Summary . . . . . . . .   2
Risk  Factors . . . . . . . . . . .   3
Price  Range  of  Securities . . . .  8                          [IGA LOGO]
Dividend  Policy . . . . . . . . . .  8
Dilution. . . . . . . . . . . . . .   9
Use of Proceeds . . . . . . . . . .   11
Management's  Discussions  and
 Analysis of Financial  Condition
 and  Results of Operations . . . .   13
Business . . . . . . . . . . . . .    19
Management . . . . . . . . . . . .    28
Executive  Compensation . . . . .     31
Certain  Transactions . . . . . . .   33
Selling  Stockholders  . . . . . . .  34
Plan  of  Distribution . . . . . . .  36
Principal  Stockholders . . . . . .   38
Description  of  Securities . . . .   39
Legal  Matters . . . . . . . . . .    42
Available  Information . . . . . .    42
Experts . . . . . . . . . . . . . .   42
Index  to  Consolidated  Financial
 Statements . . . . . . . . . . . .   F-1




     Dealer  Prospectus Delivery Obligation Until                ---------------
March ___, 2000; all dealers that  effect                          PROSPECTUS
transactions in these securities, whether or not                 ---------------
participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                               March 28, 2000

                                 Part  II

                      INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The laws of the State of Nevada and our corporate bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful. In addition, their liability is limited by our Articles of Incorporation.

     We  do  not  currently  have  a policy of directors and officers insurance.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth our estimated expenses in connection with the distribution of the securities being registered. None of the expenses will be paid by selling securityholders. Except for SEC filing fees, all expenses have been estimated and are subject to future contingencies.

SEC  registration  fee  . . . . . . . . . . . . . . . . .       $     4,584.15
Legal  fees  and  expenses . . . . . . . . . . . . . . .             21,000.00
Printing  and  engraving  expenses . . . . . . . . . . .              3,000.00
Accounting  fees  and  expenses  . . . . . . . . . . . .             20,000.00
Blue  sky  fees  and  expenses . . . . . . . . . . . . .              8,000.00
Transfer  agent  registration  fees  and  expenses . . .              1,000.00
Miscellaneous  Expenses . . . . . . . . . . . . . . . .               2,415.85

Total . . . . . . . . . . . . . . . . . . . . . . . . .         $    60,000.00

RECENT  SALES  OF  UNREGISTERED  SECURITIES

Effective May 7, 1999, Champion Ventures, Inc., a Nevada corporation ("Champion") acquired all of the outstanding common stock of Internet Golf
Association, Inc., a Nevada corporation ("Internet Golf") in a business combination described as a "reverse acquisition." For accounting purposes, the acquisition has been treated as the acquisition of Champion (the Registrant) by Internet Golf. As part of the acquisition, Champion changed its name to Internet Golf Association, Inc. ("IGA"), and Internet Golf changed its name to IGAT, Inc. Immediately prior to the acquisition, Champion had 4,176,000 shares of Common Stock outstanding. As part of Champion's reorganization with Internet Golf, Champion issued 24,647,970 shares of its Common Stock to the shareholders of Internet Golf in exchange for 24,300,000 shares of Internet Golf Common Stock. In addition, at the time of merger, Champion issued 91,290 shares of common stock to MRC Legal Services Corporation, counsel to Internet Golf, and 760,740 shares of common stock to Bridgewater Capital Corporation, an advisor in the transaction. All of the issuances were exempt under Section 4(2) of the Securities Act of 1933.


Effective as of April 29, 1999, we entered into a financial services agreement with Bridgewater Capital Corporation, and issued to Bridgewater Capital Corporation an aggregate of 760,740 shares of common stock and warrants to purchase 1,800,000 shares of Internet Golf's common stock at $1.50 per share, exercisable through April 2004. The shares and the warrants were issued to Bridgewater Capital in accordance with Section 4(2) of the Securities Act of 1933, as amended, for an offering not involving any public offering.


From June through September 1999, pursuant to the terms of a "best efforts" private placement, the Company issued an aggregate of 379,500 shares of "restricted" (as that term is defined under Rule 144 of the Securities Act of 1933) Common Stock under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 to fifteen (15) "accredited" investors at a price of $0.83 per share, resulting in gross proceeds to the Company of $316,250.


In September 1999 we issued a Series 1999-A eight percent convertible note in the face amount of $333,333 to Triton Private Equities Fund, LP, an unaffiliated accredited investor. We sold the $333,333 face amount note to Triton Private Equities Fund for $200,000 in gross proceeds to Internet Golf. In addition to the note, Triton Private Equities Fund received a warrant to purchase 375,000 shares of our common stock at an exercise price of $1.83. The Convertible Note and the Warrants were issued in accordance with Section 4(2) of the Securities Act of 1933, as amended, as a offering not involving any public offering.

On January 12, 2000, the Company issued an unsecured promissory note to Alster Finance, an unaffiliated "accredited" investor which is resident and headquartered in Switzerland, in the amount of $187,500.00. The note is unsecured, and is payable in one payment together with accrued interest at 8% per annum on or before March 1, 2000. The due date for the note was extended to June 1, 2000 by Alster.


EXHIBITS

Exhibit  No.          Description
-----------           -----------

*2               Agreement  and  Plan  of  Reorganization  dated  May  7,  1999
*3.1             Articles  of  Incorporation  of Champion Ventures, Inc. filed
                 November  30,  1970
*3.2             Certificate  of Amendment to the Articles of Incorporation of
                 Champion  Ventures,  Inc.  filed  January  25,  1972

*3.3             Certificate  of Amendment to the Articles of Incorporation of
                 Champion  Ventures,  Inc.  filed  January  30,  1989
*3.4             Certificate  of Amendment to the Articles of Incorporation of
                 Champion  Ventures,  Inc.  filed  May  23,  1997
*3.5             Certificate  of  Amendment  of  Articles  of Incorporation of
                 Negate  Systems,  Inc.  filed  November  6,  1997
*3.6             Certificate  of  Amendment  to  Articles  of Incorporation of
                 Netgate  Systems,  Inc.  filed  December  16,  1997
*3.7             Certificate  of  Amendment to Certificate of Incorporation of
                 Champion  Ventures,  Inc.  filed  May  18,  1999
*3.8             Bylaws
*5               Opinion of the Law Offices of M. Richard Cutler with respect to legality of  the securities of the Registrant  begin registered
*10.1            Internet  Golf  Association,  Inc.  1997  Compensatory Stock
                 Option  Plan,  as  amended
*10.2            Product  License  Agreement  with  Access  Software,  Inc.
*10.3            Lease  of premises located at 24921 Dana Point Harbor Drive,
                 Suite  200,  Dana  Point,  California
*10.4            Finders  Fee  Agreement with Internet Golf Advertising Corp.
*10.5            Marketing  Agreement  with  Internet  Golf Advertising Corp.
*10.6            Agreement  with  The  Rhodes  Group,  LLC
*10.7            Agreement  with  Bulldog  Drummond,  Inc.
*10.8            Agreement  with  Bridgewater  Capital
*10.9            Investor  Relations  Agreement  with PMR and Associates
*10.10           Securities  Purchase  Agreement  dated  August  31,  1999
*10.11           Series 1999-A Eight Percent Convertible Promissory Note due
                 August  1,  2001
*10.12           Warrant  to  Purchase Common Stock issued September 1, 1999
*10.13           Registration  Rights  Agreement
*10.14           Escrow  Agreement

*10.15           Promissory  Note  with  Alster  Finance
*10.16           Modified  Fee  and  Stock  Purchase Agreement with Computer
                 Concepts  dated  September  28,  1999
*10.17           Extension  of  Promissory  Note  with  Alster Finance dated
                 February  24,  2000
 10.18           Escrow  Impoundment  Agreement  between  Internet  Golf
                 Association  and  Cutler  Law  Group

*21              List  of  Subsidiaries
23.1             Consent  of  Larry  O'Donnell,  CPA,  PC
*23.2            Consent  of  Corbin  &  Wertz
*23.3            Consent  of  the  Law  Offices  of  M.  Richard  Cutler

*24               Power  of  Attorney  (set  forth  on  page  II-5)
*27               Financial  Data  Schedule
___________
     *Previously  filed

UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                 SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dana Point, State of California, on March 28, 2000.



                                           Internet  Golf  Association,  Inc.


                                      By:     /s/  Vincent  C.  Castagnola
                                      -------------------------------------
                                      Vincent  C.  Castagnola
                                      President  and  Chief  Executive  Officer